PROSPECTUS

MAY 1, 2006

FUTURITY FOCUS II

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
AllianceBernstein VPS Growth and Income Portfolio	AIM V.I. Dynamics Fund
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund International Portfolio
Securities Fund - Class 2	SCSM Blue Chip Mid Cap Fund
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Blend Equity Funds
Securities Fund - Class 2	JPMorgan Small Company Portfolio[2]
Lord Abbett Series Fund Growth and Income Portfolio	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return - S Class	AIM V.I. Small Cap Growth Fund[7]
Large-Cap Blend Equity Funds	Alger American Small Capitalization Portfolio[1]
AIM V.I. Core Equity Fund	AllianceBernstein VPS Small Cap Growth Portfolio
Alger American Income & Growth Portfolio[1]	Goldman Sachs VIT Structured Small Cap Equity Fund[2,6]
AllianceBernstein VPS International Growth Portfolio[4]	MFS/ Sun Life New Discovery - S Class
Fidelity VIP Overseas Portfolio, Service Class 2	Small-Cap Value Equity Funds
Goldman Sachs VIT Structured U.S. Equity Fund[5]	SCSM Oppenheimer Main Street Small Cap Fund[3]
Goldman Sachs VIT Growth and Income Fund[2]	Specialty Funds
JPMorgan International Equity Portfolio[2]	AllianceBernstein VPS Global Technology Portfolio
JPMorgan U.S. Large Cap Core Equity Portfolio[2]	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Massachusetts Investors Trust - S Class	Sun Capital Real Estate Fund®
Rydex VT Nova Fund	Multi-Cap Equity Funds
SCSM Davis Venture Value Fund	Sun Capital® All Cap Fund
Large-Cap Growth Equity Funds	High-Quality Intermediate-Term Bond Funds
AIM V.I. Capital Appreciation Fund	PIMCO VIT Total Return Portfolio
AIM V.I. International Growth Fund	Sun Capital Investment Grade Bond Fund®
Alger American Growth Portfolio[1]	High-Quality Long-Term Bond Funds
AllianceBernstein VPS Large Cap Growth Portfolio	MFS/ Sun Life Government Securities - S Class
Fidelity VIP Contrafund® Portfolio, Service Class 2	PIMCO VIT Real Return Portfolio
Fidelity VIP Growth Portfolio, Service Class 2	Medium-Quality Intermediate-Term Bond Funds
Goldman Sachs VIT Capital Growth Fund	PIMCO VIT Emerging Markets Bond Portfolio
Goldman Sachs VIT International Equity Fund[2]	Low-Quality Short-Term Bond Funds
MFS/ Sun Life Capital Appreciation - S Class	MFS/ Sun Life High Yield - S Class
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Growth	PIMCO VIT High Yield Portfolio
Stock - S Class	Money Market Funds
Rydex VT OTC Fund	Sun Capital Money Market Fund®
Mid-Cap Value Equity Funds
First Eagle VFT Overseas Variable Series
Lord Abbett Series Fund Mid Cap Value Portfolio

________________________________________

1 Not available for further investment after May 1, 2002.

2 Not available to Contracts issued on or after May 1, 2001.

3 Formerly known as the SCSM Value Small Cap Fund.

4 Formerly known as the AllianceBernstein Worldwide Privatization Portfolio.

5 Formerly known as Goldman Sachs VIT CORESM U.S. Equity Fund.

6 Formerly known as Goldman Sachs VIT CORESM Small Cap Equity Fund.

7 Name change effective July 3, 2006. Formerly known as AIM V.I. Small Company Growth Fund.

A I M Advisors, Inc., advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. AllianceBernstein L.P., advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Variable Fund Trust. Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Fred Alger Management, Inc., advises the Alger American Funds. Goldman Sachs Asset Management, L.P., advises the Goldman Sachs VIT Funds. J.P. Morgan Investment Management Inc., advises the J.P. Morgan Series Trust II Portfolios. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO Portfolios. Rydex Investements advises the Rydex VT Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SCSM Oppenheimer Main Street Small Cap Fund (sub-advised by OppenheimerFunds, Inc.); and the SCSM Blue Chip Mid Cap Fund (sub-advised by Wellington Management Company, LLP). Templeton® Investment Counsel, LLC, advises Templeton Foreign Securities Fund and Templeton® Global Advisors Limited advises Templeton Growth Securities Fund

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 ("SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 45 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752 7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals and Market Value Adjustment *

Cash Withdrawals *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification In the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

Due Proof of Death *

The Income Phase - Annuity Provisions *

Selection of the Annuitant or Co-Annuitant *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contracts *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of EEB Optional Death Benefit *

Appendix E - Calculation of Death Benefit when EEB and MAV and 5% Roll-Up Riders are Selected *

Appendix F - Calculation of EEB Plus Optional Death Benefit *

Appendix G - Calculation of EEB Plus with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Plus with 5% Roll-Up Optional Death Benefit *

Appendix I - Investment Options and Expenses for Initial Class Shares *

Appendix J - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Focus II Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more of the optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.25% of the average daily value of the Contract invested in the Variable Account if your initial Purchase Payment was less than $1,000,000, or 1.00% if your initial Purchase Payment was $1,000,000 or more. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.15% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider(s) you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the Maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing one or more of the optional death benefit riders available in your state. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752 7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	0%

Maximum Fee Per Transfer (currently $0):	$15*

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%**
*

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

**

The premium tax rate and base vary by state and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Deductions for Premium Taxes.")

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.25%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.40%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.80%
*

The Annual Account Fee is waived if 100% of your Account Value has been allocated to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**	If your initial Purchase Payment is $100,000 or more, the mortality and expense risks charge will be 1.00% of average daily net Variable Account assets. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:

Rider(s) Elected	% of Average Daily Net Assets

"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	2.74%
*	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration, are 0.65% and 1.66%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$465	$1,400	$2,341	$4,724
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$465	$1,400	$2,341	$4,724

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752 7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial, Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each fund prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (888) 786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations or transfers into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Purchase Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable asset-based charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the next available Guarantee Period.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period 30 days prior to its Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the administrative service fee or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when a SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.25%, if your initial Purchase Payment was less than $1,000,000, or 1.00% if your initial Purchase Payment was $1,000,000 or more. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

                                       *As defined below

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification In the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, plus the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, plus the "EEB Plus amount." Calculated as of the Death Benefit Date, the "EEB Plus amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus Amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus with MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider plus the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus with 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider plus the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:
●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●

MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●

EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●

MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV, and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:
●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Contract Date and (b) the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.40% of your average daily net assets (1.15% if your initial Purchase Payment was $1,000,000 or more). Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 2.5% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 2.5% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the covered person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred by the election of any optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the Contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the Contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The Owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employement with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. . It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 5.00% of Purchase Payments, and 1.00% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates." During 2003, 2004, and 2005, approximately $0, $5,416, and $1,306, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some Sub-Accounts.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks.

They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Sun Life Assurance Company of Canada (U.S.)
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.

To:   Sun Life Assurance Company of Canada (U.S.)

       P.O. Box 9133

       Wellesley Hills, Massachusetts 02481

        Please send me a Statement of Additional Information for

        Futurity Focus II Variable and Fixed Annuity

        Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City	State Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for receiving annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are Co-Participants of a Non-Qualified Contract, the surviving Co-Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are 2 Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 80,000.00
Purchase Payments	=	$ 100,000.00
The Basic Death Benefit would therefore be:		$ 100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 60,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal)

$100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D

CALCULATION OF EEB OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 135,000
Cash Surrender Value*	=	$ 135,000
Total of Adjusted Purchase Payments	=	$ 100,000
The Death Benefit Amount would therefore	=	$ 135,000

     plus

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 40% of Adjusted Purchase Payments	=	$ 40,000
The lesser of the above two amounts = the EEB amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 115,000
Cash Surrender Value*	=	$ 115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$ 115,000

      plus

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
40% of the above amount	=	$ 11,926
Cap of 40% of Adjusted Purchase Payments	=	$ 34,074
The lesser of the above two amounts = the EEB amount	=	$ 11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 / $135,000) = $85,185.

APPENDIX E

CALCULATION OF DEATH BENEFIT WHEN EEB AND MAV AND 5% ROLL-UP RIDERS ARE SELECTED

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 135,000
Cash Surrender Value*	=	$ 135,000
Total of Adjusted Purchase Payments	=	$ 100,000
5% Premium Roll-up Value	=	$ 140,000
Maximum Anniversary Value	=	$ 142,000
The Death Benefit Amount would therefore	=	$ 142,000

                plus

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 40% of Adjusted Purchase Payments	=	$ 40,000
The lesser of the above two amounts = the EEB amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

* Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F

CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 135,000
Cash Surrender Value*	=	$ 135,000
Total of Adjusted Purchase Payments	=	$ 100,000
The Death Benefit Amount would therefore	=	$ 135,000

                plus

The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 100% of Adjusted Purchase Payments	=	$ 100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 135,000
Cash Surrender Value*	=	$ 135,000
Total of Adjusted Purchase Payments	=	$ 100,000
Maximum Anniversary Value	=	$ 140,000
The Death Benefit Amount would therefore	=	$ 140,000

               plus

The EEB Plus MAV amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$ 100,000
The lesser of the above two amounts = the EEB Plus MAV amount	=	$ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 135,000
Cash Surrender Value*	=	$ 135,000
Total of Adjusted Purchase Payments	=	$ 100,000
5% Premium Roll-up Value	=	$ 140,000
The Death Benefit Amount would therefore	=	$ 140,000

                plus

The EEB Plus 5% Roll-Up amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$ 100,000
The lesser of the above two amounts = the EEB Plus 5% Roll-Up amount	=	$ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

INVESTMENT OPTIONS AND EXPENSES FOR INITIAL CLASS SHARES

The MFS/Sun Life Series Trust Fund options shown in this prospectus are the "Service Class" shares of the Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each MFS/Sun Life Series Trust Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to owners of such Contracts:
Large-Cap Value Equity Funds	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return Series	MFS/ Sun Life New Discovery Series
Large-Cap Blend Equity Funds	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Utilities Series
Large-Cap Growth Equity Funds	High Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation Series	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Emerging Growth Series	Low-Quality Intermediate-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield Series
Stock Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense ratios, which are 0.25% lower for the Initial Class shares.

APPENDIX J

CONDENSED FINANCIAL INFORMATION

The following information for FUTURITY FOCUS II should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

AIM V.I. Capital Appreciation	01	2005	5.828	6.270	0
AIM V.I. Capital Appreciation	01	2004	5.529	5.828	0
AIM V.I. Capital Appreciation	01	2003	4.319	5.529	0
AIM V.I. Capital Appreciation	01	2002	5.776	4.319	0
AIM V.I. Capital Appreciation	01	2001	7.617	5.776	0
AIM V.I. Capital Appreciation	01	2000	10.000	7.617	0

AIM V.I. Capital Appreciation	02	2005	5.788	6.218	0
AIM V.I. Capital Appreciation	02	2004	5.500	5.788	0
AIM V.I. Capital Appreciation	02	2003	4.303	5.500	0
AIM V.I. Capital Appreciation	02	2002	5.763	4.303	0
AIM V.I. Capital Appreciation	02	2001	7.611	5.763	0
AIM V.I. Capital Appreciation	02	2000	10.000	7.611	0

AIM V.I. Capital Appreciation	03	2005	5.762	6.184	32,829
AIM V.I. Capital Appreciation	03	2004	5.481	5.762	43,244
AIM V.I. Capital Appreciation	03	2003	4.292	5.481	60,640
AIM V.I. Capital Appreciation	03	2002	5.754	4.292	73,222
AIM V.I. Capital Appreciation	03	2001	7.608	5.754	80,755
AIM V.I. Capital Appreciation	03	2000	10.000	7.608	19,033

AIM V.I. Capital Appreciation	04	2005	5.723	6.133	12,477
AIM V.I. Capital Appreciation	04	2004	5.452	5.723	30,572
AIM V.I. Capital Appreciation	04	2003	4.276	5.452	43,256
AIM V.I. Capital Appreciation	04	2002	5.742	4.276	65,217
AIM V.I. Capital Appreciation	04	2001	7.603	5.742	62,558
AIM V.I. Capital Appreciation	04	2000	10.000	7.603	20,467

AIM V.I. Capital Appreciation	05	2005	5.697	6.099	14,906
AIM V.I. Capital Appreciation	05	2004	5.433	5.697	35,057
AIM V.I. Capital Appreciation	05	2003	4.265	5.433	38,958
AIM V.I. Capital Appreciation	05	2002	5.733	4.265	54,416
AIM V.I. Capital Appreciation	05	2001	7.599	5.733	75,174
AIM V.I. Capital Appreciation	05	2000	10.000	7.599	49,461

AIM V.I. Capital Appreciation	06	2005	5.659	6.048	4,965
AIM V.I. Capital Appreciation	06	2004	5.404	5.659	600
AIM V.I. Capital Appreciation	06	2003	4.249	5.404	603
AIM V.I. Capital Appreciation	06	2002	5.720	4.249	9,785
AIM V.I. Capital Appreciation	06	2001	7.594	5.720	22,438
AIM V.I. Capital Appreciation	06	2000	10.000	7.594	651

AIM V.I. Core Equity Fund	01	2005	6.627	6.899	0
AIM V.I. Core Equity Fund	01	2004	6.153	6.627	0
AIM V.I. Core Equity Fund	01	2003	5.003	6.153	0
AIM V.I. Core Equity Fund	01	2002	5.995	5.003	0
AIM V.I. Core Equity Fund	01	2001	7.860	5.995	0
AIM V.I. Core Equity Fund	01	2000	10.000	7.860	0

AIM V.I. Core Equity Fund	02	2005	6.583	6.842	0
AIM V.I. Core Equity Fund	02	2004	6.121	6.583	0
AIM V.I. Core Equity Fund	02	2003	4.984	6.121	0
AIM V.I. Core Equity Fund	02	2002	5.982	4.984	0
AIM V.I. Core Equity Fund	02	2001	7.855	5.982	0
AIM V.I. Core Equity Fund	02	2000	10.000	7.855	0

AIM V.I. Core Equity Fund	03	2005	6.553	6.805	49,220
AIM V.I. Core Equity Fund	03	2004	6.099	6.553	58,942
AIM V.I. Core Equity Fund	03	2003	4.972	6.099	79,779
AIM V.I. Core Equity Fund	03	2002	5.973	4.972	85,480
AIM V.I. Core Equity Fund	03	2001	7.851	5.973	88,603
AIM V.I. Core Equity Fund	03	2000	10.000	7.851	34,921

AIM V.I. Core Equity Fund	04	2005	6.509	6.748	22,432
AIM V.I. Core Equity Fund	04	2004	6.067	6.509	33,686
AIM V.I. Core Equity Fund	04	2003	4.953	6.067	39,741
AIM V.I. Core Equity Fund	04	2002	5.960	4.953	48,692
AIM V.I. Core Equity Fund	04	2001	7.846	5.960	66,244
AIM V.I. Core Equity Fund	04	2000	10.000	7.846	21,067

AIM V.I. Core Equity Fund	05	2005	6.479	6.711	25,705
AIM V.I. Core Equity Fund	05	2004	6.046	6.479	34,121
AIM V.I. Core Equity Fund	05	2003	4.941	6.046	38,544
AIM V.I. Core Equity Fund	05	2002	5.951	4.941	48,520
AIM V.I. Core Equity Fund	05	2001	7.842	5.951	70,300
AIM V.I. Core Equity Fund	05	2000	10.000	7.842	19,046

AIM V.I. Core Equity Fund	06	2005	6.435	6.655	0
AIM V.I. Core Equity Fund	06	2004	6.014	6.435	620
AIM V.I. Core Equity Fund	06	2003	4.922	6.014	2,273
AIM V.I. Core Equity Fund	06	2002	5.938	4.922	4,894
AIM V.I. Core Equity Fund	06	2001	7.837	5.938	15,992
AIM V.I. Core Equity Fund	06	2000	10.000	7.837	0

AIM V.I. Dynamics Fund	01	2005	8.302	9.086	0
AIM V.I. Dynamics Fund	01	2004	7.410	8.302	0
AIM V.I. Dynamics Fund	01	2003	5.439	7.410	0
AIM V.I. Dynamics Fund	01	2002	8.080	5.439	0
AIM V.I. Dynamics Fund	01	2001	10.000	8.080	0

AIM V.I. Dynamics Fund	02	2005	8.256	9.022	0
AIM V.I. Dynamics Fund	02	2004	7.380	8.256	0
AIM V.I. Dynamics Fund	02	2003	5.425	7.380	0
AIM V.I. Dynamics Fund	02	2002	8.072	5.425	0
AIM V.I. Dynamics Fund	02	2001	10.000	8.072	0

AIM V.I. Dynamics Fund	03	2005	8.225	8.980	1,452
AIM V.I. Dynamics Fund	03	2004	7.360	8.225	2,063
AIM V.I. Dynamics Fund	03	2003	5.416	7.360	1,927
AIM V.I. Dynamics Fund	03	2002	8.066	5.416	2,023
AIM V.I. Dynamics Fund	03	2001	10.000	8.066	1,092

AIM V.I. Dynamics Fund	04	2005	8.179	8.916	1,094
AIM V.I. Dynamics Fund	04	2004	7.330	8.179	402
AIM V.I. Dynamics Fund	04	2003	5.402	7.330	403
AIM V.I. Dynamics Fund	04	2002	8.058	5.402	404
AIM V.I. Dynamics Fund	04	2001	10.000	8.058	534

AIM V.I. Dynamics Fund	05	2005	8.149	8.874	3,188
AIM V.I. Dynamics Fund	05	2004	7.311	8.149	3,377
AIM V.I. Dynamics Fund	05	2003	5.393	7.311	4,477
AIM V.I. Dynamics Fund	05	2002	8.052	5.393	2,642
AIM V.I. Dynamics Fund	05	2001	10.000	8.052	10,117

AIM V.I. Dynamics Fund	06	2005	8.103	8.811	409
AIM V.I. Dynamics Fund	06	2004	7.281	8.103	447
AIM V.I. Dynamics Fund	06	2003	5.379	7.281	488
AIM V.I. Dynamics Fund	06	2002	8.044	5.379	562
AIM V.I. Dynamics Fund	06	2001	10.000	8.044	0

AIM V.I. Growth	01	2005	4.331	4.601	0
AIM V.I. Growth	01	2004	4.048	4.331	0
AIM V.I. Growth	01	2003	3.120	4.048	0
AIM V.I. Growth	01	2002	4.573	3.120	0
AIM V.I. Growth	01	2001	6.998	4.573	0
AIM V.I. Growth	01	2000	10.000	6.998	0

AIM V.I. Growth	02	2005	4.301	4.563	0
AIM V.I. Growth	02	2004	4.027	4.301	0
AIM V.I. Growth	02	2003	3.109	4.027	0
AIM V.I. Growth	02	2002	4.563	3.109	0
AIM V.I. Growth	02	2001	6.993	4.563	0
AIM V.I. Growth	02	2000	10.000	6.993	0

AIM V.I. Growth	03	2005	4.282	4.538	48,529
AIM V.I. Growth	03	2004	4.013	4.282	63,679
AIM V.I. Growth	03	2003	3.101	4.013	76,659
AIM V.I. Growth	03	2002	4.556	3.101	84,542
AIM V.I. Growth	03	2001	6.990	4.556	77,656
AIM V.I. Growth	03	2000	10.000	6.990	23,682

AIM V.I. Growth	04	2005	4.253	4.500	43,020
AIM V.I. Growth	04	2004	3.992	4.253	71,840
AIM V.I. Growth	04	2003	3.089	3.992	86,424
AIM V.I. Growth	04	2002	4.546	3.089	100,560
AIM V.I. Growth	04	2001	6.985	4.546	99,329
AIM V.I. Growth	04	2000	10.000	6.985	39,136

AIM V.I. Growth	05	2005	4.234	4.476	81,600
AIM V.I. Growth	05	2004	3.978	4.234	106,446
AIM V.I. Growth	05	2003	3.082	3.978	115,406
AIM V.I. Growth	05	2002	4.539	3.082	146,031
AIM V.I. Growth	05	2001	6.982	4.539	89,100
AIM V.I. Growth	05	2000	10.000	6.982	30,284

AIM V.I. Growth	06	2005	4.205	4.438	4,109
AIM V.I. Growth	06	2004	3.957	4.205	7,081
AIM V.I. Growth	06	2003	3.070	3.957	7,156
AIM V.I. Growth	06	2002	4.529	3.070	11,235
AIM V.I. Growth	06	2001	6.977	4.529	6,310
AIM V.I. Growth	06	2000	10.000	6.977	2,647

AIM V.I. International Growth Fund	01	2005	7.727	9.008	24,298
AIM V.I. International Growth Fund	01	2004	6.304	7.727	25,765
AIM V.I. International Growth Fund	01	2003	4.941	6.304	27,213
AIM V.I. International Growth Fund	01	2002	5.928	4.941	27,186
AIM V.I. International Growth Fund	01	2001	7.843	5.928	0
AIM V.I. International Growth Fund	01	2000	10.000	7.843	0

AIM V.I. International Growth Fund	02	2005	7.675	8.934	0
AIM V.I. International Growth Fund	02	2004	6.271	7.675	0
AIM V.I. International Growth Fund	02	2003	4.923	6.271	0
AIM V.I. International Growth Fund	02	2002	5.915	4.923	0
AIM V.I. International Growth Fund	02	2001	7.838	5.915	0
AIM V.I. International Growth Fund	02	2000	10.000	7.838	0

AIM V.I. International Growth Fund	03	2005	7.641	8.885	21,688
AIM V.I. International Growth Fund	03	2004	6.249	7.641	31,531
AIM V.I. International Growth Fund	03	2003	4.911	6.249	35,971
AIM V.I. International Growth Fund	03	2002	5.906	4.911	43,076
AIM V.I. International Growth Fund	03	2001	7.834	5.906	135,117
AIM V.I. International Growth Fund	03	2000	10.000	7.834	35,001

AIM V.I. International Growth Fund	04	2005	7.589	8.811	29,761
AIM V.I. International Growth Fund	04	2004	6.216	7.589	43,770
AIM V.I. International Growth Fund	04	2003	4.892	6.216	44,491
AIM V.I. International Growth Fund	04	2002	5.893	4.892	68,378
AIM V.I. International Growth Fund	04	2001	7.829	5.893	223,459
AIM V.I. International Growth Fund	04	2000	10.000	7.829	39,366

AIM V.I. International Growth Fund	05	2005	7.555	8.762	38,772
AIM V.I. International Growth Fund	05	2004	6.195	7.555	36,930
AIM V.I. International Growth Fund	05	2003	4.880	6.195	41,085
AIM V.I. International Growth Fund	05	2002	5.884	4.880	60,861
AIM V.I. International Growth Fund	05	2001	7.825	5.884	105,820
AIM V.I. International Growth Fund	05	2000	10.000	7.825	33,055

AIM V.I. International Growth Fund	06	2005	7.503	8.690	15,317
AIM V.I. International Growth Fund	06	2004	6.162	7.503	16,605
AIM V.I. International Growth Fund	06	2003	4.862	6.162	17,689
AIM V.I. International Growth Fund	06	2002	5.871	4.862	20,464
AIM V.I. International Growth Fund	06	2001	7.820	5.871	10,194
AIM V.I. International Growth Fund	06	2000	10.000	7.820	962

AIM V.I. Premier Equity	01	2005	7.900	8.251	0
AIM V.I. Premier Equity	01	2004	7.556	7.900	0
AIM V.I. Premier Equity	01	2003	6.111	7.556	0
AIM V.I. Premier Equity	01	2002	8.865	6.111	0
AIM V.I. Premier Equity	01	2001	10.000	8.865	12,556

AIM V.I. Premier Equity	02	2005	7.856	8.193	0
AIM V.I. Premier Equity	02	2004	7.525	7.856	0
AIM V.I. Premier Equity	02	2003	6.096	7.525	0
AIM V.I. Premier Equity	02	2002	8.856	6.096	0
AIM V.I. Premier Equity	02	2001	10.000	8.856	0

AIM V.I. Premier Equity	03	2005	7.827	8.154	3,440
AIM V.I. Premier Equity	03	2004	7.505	7.827	7,894
AIM V.I. Premier Equity	03	2003	6.085	7.505	17,786
AIM V.I. Premier Equity	03	2002	8.850	6.085	22,915
AIM V.I. Premier Equity	03	2001	10.000	8.850	20,398

AIM V.I. Premier Equity	04	2005	7.783	8.096	14,382
AIM V.I. Premier Equity	04	2004	7.474	7.783	14,417
AIM V.I. Premier Equity	04	2003	6.070	7.474	4,022
AIM V.I. Premier Equity	04	2002	8.841	6.070	4,347
AIM V.I. Premier Equity	04	2001	10.000	8.841	4,960

AIM V.I. Premier Equity	05	2005	7.754	8.058	2,770
AIM V.I. Premier Equity	05	2004	7.454	7.754	14,681
AIM V.I. Premier Equity	05	2003	6.059	7.454	22,838
AIM V.I. Premier Equity	05	2002	8.835	6.059	16,006
AIM V.I. Premier Equity	05	2001	10.000	8.835	7,542

AIM V.I. Premier Equity	06	2005	7.711	8.001	5,128
AIM V.I. Premier Equity	06	2004	7.424	7.711	5,580
AIM V.I. Premier Equity	06	2003	6.044	7.424	15,399
AIM V.I. Premier Equity	06	2002	8.825	6.044	22,544
AIM V.I. Premier Equity	06	2001	10.000	8.825	15,557

AIM V.I. Small Company Growth Fund	01	2005	8.951	9.308	8,114
AIM V.I. Small Company Growth Fund	01	2004	7.950	8.951	7,737
AIM V.I. Small Company Growth Fund	01	2003	6.028	7.950	0
AIM V.I. Small Company Growth Fund	01	2002	8.852	6.028	0
AIM V.I. Small Company Growth Fund	01	2001	10.000	8.852	0

AIM V.I. Small Company Growth Fund	02	2005	8.901	9.242	0
AIM V.I. Small Company Growth Fund	02	2004	7.918	8.901	0
AIM V.I. Small Company Growth Fund	02	2003	6.012	7.918	0
AIM V.I. Small Company Growth Fund	02	2002	8.843	6.012	0
AIM V.I. Small Company Growth Fund	02	2001	10.000	8.843	0

AIM V.I. Small Company Growth Fund	03	2005	8.868	9.198	12,423
AIM V.I. Small Company Growth Fund	03	2004	7.897	8.868	13,374
AIM V.I. Small Company Growth Fund	03	2003	6.002	7.897	16,184
AIM V.I. Small Company Growth Fund	03	2002	8.837	6.002	14,321
AIM V.I. Small Company Growth Fund	03	2001	10.000	8.837	12,335

AIM V.I. Small Company Growth Fund	04	2005	8.818	9.133	6,908
AIM V.I. Small Company Growth Fund	04	2004	7.865	8.818	9,119
AIM V.I. Small Company Growth Fund	04	2003	5.987	7.865	6,152
AIM V.I. Small Company Growth Fund	04	2002	8.828	5.987	3,317
AIM V.I. Small Company Growth Fund	04	2001	10.000	8.828	2,804

AIM V.I. Small Company Growth Fund	05	2005	8.786	9.090	4,207
AIM V.I. Small Company Growth Fund	05	2004	7.844	8.786	3,437
AIM V.I. Small Company Growth Fund	05	2003	5.977	7.844	3,539
AIM V.I. Small Company Growth Fund	05	2002	8.822	5.977	3,540
AIM V.I. Small Company Growth Fund	05	2001	10.000	8.822	3,111

AIM V.I. Small Company Growth Fund	06	2005	8.737	9.025	3,216
AIM V.I. Small Company Growth Fund	06	2004	7.812	8.737	853
AIM V.I. Small Company Growth Fund	06	2003	5.962	7.812	858
AIM V.I. Small Company Growth Fund	06	2002	8.813	5.962	914
AIM V.I. Small Company Growth Fund	06	2001	10.000	8.813	608

Alger Amercian Growth	01	2005	6.241	6.912	8,292
Alger Amercian Growth	01	2004	5.985	6.241	8,292
Alger Amercian Growth	01	2003	4.479	5.985	8,292
Alger Amercian Growth	01	2002	6.762	4.479	8,292
Alger Amercian Growth	01	2001	7.758	6.762	0
Alger Amercian Growth	01	2000	10.000	7.758	0

Alger Amercian Growth	02	2005	6.199	6.855	0
Alger Amercian Growth	02	2004	5.953	6.199	0
Alger Amercian Growth	02	2003	4.462	5.953	0
Alger Amercian Growth	02	2002	6.747	4.462	0
Alger Amercian Growth	02	2001	7.753	6.747	0
Alger Amercian Growth	02	2000	10.000	7.753	0

Alger Amercian Growth	03	2005	6.171	6.817	45,115
Alger Amercian Growth	03	2004	5.932	6.171	49,444
Alger Amercian Growth	03	2003	4.451	5.932	62,429
Alger Amercian Growth	03	2002	6.737	4.451	71,808
Alger Amercian Growth	03	2001	7.749	6.737	93,640
Alger Amercian Growth	03	2000	10.000	7.749	4,172

Alger Amercian Growth	04	2005	6.129	6.760	6,003
Alger Amercian Growth	04	2004	5.901	6.129	9,886
Alger Amercian Growth	04	2003	4.435	5.901	15,179
Alger Amercian Growth	04	2002	6.723	4.435	16,310
Alger Amercian Growth	04	2001	7.744	6.723	22,845
Alger Amercian Growth	04	2000	10.000	7.744	7,657

Alger Amercian Growth	05	2005	6.101	6.723	17,637
Alger Amercian Growth	05	2004	5.880	6.101	22,207
Alger Amercian Growth	05	2003	4.424	5.880	27,288
Alger Amercian Growth	05	2002	6.713	4.424	30,214
Alger Amercian Growth	05	2001	7.741	6.713	51,587
Alger Amercian Growth	05	2000	10.000	7.741	16,582

Alger Amercian Growth	06	2005	6.060	6.667	8,128
Alger Amercian Growth	06	2004	5.850	6.060	10,336
Alger Amercian Growth	06	2003	4.407	5.850	14,583
Alger Amercian Growth	06	2002	6.698	4.407	32,641
Alger Amercian Growth	06	2001	7.735	6.698	30,121
Alger Amercian Growth	06	2000	10.000	7.735	1,264

Alger Amercian Income & Growth	01	2005	7.019	7.177	0
Alger Amercian Income & Growth	01	2004	6.584	7.019	0
Alger Amercian Income & Growth	01	2003	5.130	6.584	0
Alger Amercian Income & Growth	01	2002	7.533	5.130	0
Alger Amercian Income & Growth	01	2001	8.895	7.533	12,421
Alger Amercian Income & Growth	01	2000	10.000	8.895	0

Alger Amercian Income & Growth	02	2005	6.972	7.118	0
Alger Amercian Income & Growth	02	2004	6.550	6.972	0
Alger Amercian Income & Growth	02	2003	5.111	6.550	0
Alger Amercian Income & Growth	02	2002	7.516	5.111	0
Alger Amercian Income & Growth	02	2001	8.889	7.516	0
Alger Amercian Income & Growth	02	2000	10.000	8.889	0

Alger Amercian Income & Growth	03	2005	6.940	7.079	35,204
Alger Amercian Income & Growth	03	2004	6.527	6.940	41,175
Alger Amercian Income & Growth	03	2003	5.098	6.527	54,478
Alger Amercian Income & Growth	03	2002	7.505	5.098	70,538
Alger Amercian Income & Growth	03	2001	8.885	7.505	60,765
Alger Amercian Income & Growth	03	2000	10.000	8.885	43,701

Alger Amercian Income & Growth	04	2005	6.893	7.020	2,160
Alger Amercian Income & Growth	04	2004	6.493	6.893	6,259
Alger Amercian Income & Growth	04	2003	5.079	6.493	15,950
Alger Amercian Income & Growth	04	2002	7.488	5.079	24,513
Alger Amercian Income & Growth	04	2001	8.878	7.488	69,424
Alger Amercian Income & Growth	04	2000	10.000	8.878	23,272

Alger Amercian Income & Growth	05	2005	6.862	6.981	14,277
Alger Amercian Income & Growth	05	2004	6.470	6.862	15,080
Alger Amercian Income & Growth	05	2003	5.067	6.470	18,489
Alger Amercian Income & Growth	05	2002	7.477	5.067	23,122
Alger Amercian Income & Growth	05	2001	8.874	7.477	44,664
Alger Amercian Income & Growth	05	2000	10.000	8.874	12,709

Alger Amercian Income & Growth	06	2005	6.815	6.923	10,189
Alger Amercian Income & Growth	06	2004	6.436	6.815	11,732
Alger Amercian Income & Growth	06	2003	5.048	6.436	11,446
Alger Amercian Income & Growth	06	2002	7.460	5.048	25,256
Alger Amercian Income & Growth	06	2001	8.868	7.460	34,299
Alger Amercian Income & Growth	06	2000	10.000	8.868	284

Alger Amercian Small Capitalization	01	2005	5.748	6.641	0
Alger Amercian Small Capitalization	01	2004	4.988	5.748	0
Alger Amercian Small Capitalization	01	2003	3.545	4.988	0
Alger Amercian Small Capitalization	01	2002	4.861	3.545	0
Alger Amercian Small Capitalization	01	2001	6.977	4.861	9,522
Alger Amercian Small Capitalization	01	2000	10.000	6.977	0

Alger Amercian Small Capitalization	02	2005	5.709	6.586	0
Alger Amercian Small Capitalization	02	2004	4.962	5.709	0
Alger Amercian Small Capitalization	02	2003	3.532	4.962	0
Alger Amercian Small Capitalization	02	2002	4.850	3.532	0
Alger Amercian Small Capitalization	02	2001	6.973	4.850	0
Alger Amercian Small Capitalization	02	2000	10.000	6.973	0

Alger Amercian Small Capitalization	03	2005	5.683	6.550	2,799
Alger Amercian Small Capitalization	03	2004	4.945	5.683	3,297
Alger Amercian Small Capitalization	03	2003	3.523	4.945	6,348
Alger Amercian Small Capitalization	03	2002	4.843	3.523	11,886
Alger Amercian Small Capitalization	03	2001	6.969	4.843	16,454
Alger Amercian Small Capitalization	03	2000	10.000	6.969	639

Alger Amercian Small Capitalization	04	2005	5.645	6.495	0
Alger Amercian Small Capitalization	04	2004	4.919	5.645	0
Alger Amercian Small Capitalization	04	2003	3.510	4.919	5,094
Alger Amercian Small Capitalization	04	2002	4.832	3.510	7,014
Alger Amercian Small Capitalization	04	2001	6.964	4.832	7,261
Alger Amercian Small Capitalization	04	2000	10.000	6.964	4,184

Alger Amercian Small Capitalization	05	2005	5.619	6.460	4,414
Alger Amercian Small Capitalization	05	2004	4.901	5.619	7,718
Alger Amercian Small Capitalization	05	2003	3.501	4.901	7,997
Alger Amercian Small Capitalization	05	2002	4.825	3.501	9,233
Alger Amercian Small Capitalization	05	2001	6.961	4.825	13,641
Alger Amercian Small Capitalization	05	2000	10.000	6.961	5,985

Alger Amercian Small Capitalization	06	2005	5.581	6.406	672
Alger Amercian Small Capitalization	06	2004	4.876	5.581	674
Alger Amercian Small Capitalization	06	2003	3.488	4.876	929
Alger Amercian Small Capitalization	06	2002	4.814	3.488	1,098
Alger Amercian Small Capitalization	06	2001	6.956	4.814	0
Alger Amercian Small Capitalization	06	2000	10.000	6.956	0

Alliance Bernstein Global Technology Portfolio	01	2005	6.867	7.036	7,173
Alliance Bernstein Global Technology Portfolio	01	2004	6.611	6.867	6,879
Alliance Bernstein Global Technology Portfolio	01	2003	4.651	6.611	6,730
Alliance Bernstein Global Technology Portfolio	01	2002	8.085	4.651	7,882
Alliance Bernstein Global Technology Portfolio	01	2001	10.000	8.085	0

Alliance Bernstein Global Technology Portfolio	02	2005	6.829	6.986	0
Alliance Bernstein Global Technology Portfolio	02	2004	6.584	6.829	0
Alliance Bernstein Global Technology Portfolio	02	2003	4.639	6.584	0
Alliance Bernstein Global Technology Portfolio	02	2002	8.077	4.639	0
Alliance Bernstein Global Technology Portfolio	02	2001	10.000	8.077	0

Alliance Bernstein Global Technology Portfolio	03	2005	6.803	6.953	1,232
Alliance Bernstein Global Technology Portfolio	03	2004	6.566	6.803	1,234
Alliance Bernstein Global Technology Portfolio	03	2003	4.631	6.566	2,412
Alliance Bernstein Global Technology Portfolio	03	2002	8.072	4.631	5,090
Alliance Bernstein Global Technology Portfolio	03	2001	10.000	8.072	11,035

Alliance Bernstein Global Technology Portfolio	04	2005	6.765	6.904	10,722
Alliance Bernstein Global Technology Portfolio	04	2004	6.539	6.765	16,730
Alliance Bernstein Global Technology Portfolio	04	2003	4.619	6.539	19,756
Alliance Bernstein Global Technology Portfolio	04	2002	8.064	4.619	20,703
Alliance Bernstein Global Technology Portfolio	04	2001	10.000	8.064	11,277

Alliance Bernstein Global Technology Portfolio	05	2005	6.740	6.871	1,044
Alliance Bernstein Global Technology Portfolio	05	2004	6.522	6.740	2,170
Alliance Bernstein Global Technology Portfolio	05	2003	4.612	6.522	4,775
Alliance Bernstein Global Technology Portfolio	05	2002	8.058	4.612	7,069
Alliance Bernstein Global Technology Portfolio	05	2001	10.000	8.058	6,525

Alliance Bernstein Global Technology Portfolio	06	2005	6.702	6.822	2,449
Alliance Bernstein Global Technology Portfolio	06	2004	6.495	6.702	2,494
Alliance Bernstein Global Technology Portfolio	06	2003	4.600	6.495	2,987
Alliance Bernstein Global Technology Portfolio	06	2002	8.050	4.600	3,075
Alliance Bernstein Global Technology Portfolio	06	2001	10.000	8.050	1,155

Alliance Bernstein Large Cap Growth Portfolio	01	2005	7.648	8.683	0
Alliance Bernstein Large Cap Growth Portfolio	01	2004	7.142	7.648	0
Alliance Bernstein Large Cap Growth Portfolio	01	2003	5.856	7.142	0
Alliance Bernstein Large Cap Growth Portfolio	01	2002	8.567	5.856	0
Alliance Bernstein Large Cap Growth Portfolio	01	2001	10.000	8.567	14,108

Alliance Bernstein Large Cap Growth Portfolio	02	2005	7.606	8.622	0
Alliance Bernstein Large Cap Growth Portfolio	02	2004	7.113	7.606	0
Alliance Bernstein Large Cap Growth Portfolio	02	2003	5.841	7.113	0
Alliance Bernstein Large Cap Growth Portfolio	02	2002	8.558	5.841	0
Alliance Bernstein Large Cap Growth Portfolio	02	2001	10.000	8.558	0

Alliance Bernstein Large Cap Growth Portfolio	03	2005	7.578	8.581	19,778
Alliance Bernstein Large Cap Growth Portfolio	03	2004	7.094	7.578	19,813
Alliance Bernstein Large Cap Growth Portfolio	03	2003	5.832	7.094	23,020
Alliance Bernstein Large Cap Growth Portfolio	03	2002	8.552	5.832	23,362
Alliance Bernstein Large Cap Growth Portfolio	03	2001	10.000	8.552	13,422

Alliance Bernstein Large Cap Growth Portfolio	04	2005	7.535	8.520	14,743
Alliance Bernstein Large Cap Growth Portfolio	04	2004	7.065	7.535	17,566
Alliance Bernstein Large Cap Growth Portfolio	04	2003	5.817	7.065	16,218
Alliance Bernstein Large Cap Growth Portfolio	04	2002	8.543	5.817	15,753
Alliance Bernstein Large Cap Growth Portfolio	04	2001	10.000	8.543	10,054

Alliance Bernstein Large Cap Growth Portfolio	05	2005	7.507	8.480	29,117
Alliance Bernstein Large Cap Growth Portfolio	05	2004	7.046	7.507	37,944
Alliance Bernstein Large Cap Growth Portfolio	05	2003	5.807	7.046	40,497
Alliance Bernstein Large Cap Growth Portfolio	05	2002	8.537	5.807	30,642
Alliance Bernstein Large Cap Growth Portfolio	05	2001	10.000	8.537	13,210

Alliance Bernstein Large Cap Growth Portfolio	06	2005	7.465	8.420	17,553
Alliance Bernstein Large Cap Growth Portfolio	06	2004	7.017	7.465	26,348
Alliance Bernstein Large Cap Growth Portfolio	06	2003	5.792	7.017	34,910
Alliance Bernstein Large Cap Growth Portfolio	06	2002	8.529	5.792	30,303
Alliance Bernstein Large Cap Growth Portfolio	06	2001	10.000	8.529	15,159

Alliance Bernstein VP Growth and Income Portfolio	01	2005	10.237	10.585	30,211
Alliance Bernstein VP Growth and Income Portfolio	01	2004	9.312	10.237	28,456
Alliance Bernstein VP Growth and Income Portfolio	01	2003	7.126	9.312	47,292
Alliance Bernstein VP Growth and Income Portfolio	01	2002	9.274	7.126	6,799
Alliance Bernstein VP Growth and Income Portfolio	01	2001	10.000	9.274	0

Alliance Bernstein VP Growth and Income Portfolio	02	2005	10.180	10.510	0
Alliance Bernstein VP Growth and Income Portfolio	02	2004	9.274	10.180	0
Alliance Bernstein VP Growth and Income Portfolio	02	2003	7.108	9.274	0
Alliance Bernstein VP Growth and Income Portfolio	02	2002	9.265	7.108	0
Alliance Bernstein VP Growth and Income Portfolio	02	2001	10.000	9.265	0

Alliance Bernstein VP Growth and Income Portfolio	03	2005	10.142	10.460	57,047
Alliance Bernstein VP Growth and Income Portfolio	03	2004	9.249	10.142	50,730
Alliance Bernstein VP Growth and Income Portfolio	03	2003	7.096	9.249	53,019
Alliance Bernstein VP Growth and Income Portfolio	03	2002	9.259	7.096	71,952
Alliance Bernstein VP Growth and Income Portfolio	03	2001	10.000	9.259	30,309

Alliance Bernstein VP Growth and Income Portfolio	04	2005	10.086	10.386	50,955
Alliance Bernstein VP Growth and Income Portfolio	04	2004	9.211	10.086	52,532
Alliance Bernstein VP Growth and Income Portfolio	04	2003	7.078	9.211	49,572
Alliance Bernstein VP Growth and Income Portfolio	04	2002	9.249	7.078	44,430
Alliance Bernstein VP Growth and Income Portfolio	04	2001	10.000	9.249	22,803

Alliance Bernstein VP Growth and Income Portfolio	05	2005	10.048	10.337	58,110
Alliance Bernstein VP Growth and Income Portfolio	05	2004	9.186	10.048	79,871
Alliance Bernstein VP Growth and Income Portfolio	05	2003	7.066	9.186	91,745
Alliance Bernstein VP Growth and Income Portfolio	05	2002	9.243	7.066	68,237
Alliance Bernstein VP Growth and Income Portfolio	05	2001	10.000	9.243	40,619

Alliance Bernstein VP Growth and Income Portfolio	06	2005	9.992	10.264	39,753
Alliance Bernstein VP Growth and Income Portfolio	06	2004	9.149	9.992	44,021
Alliance Bernstein VP Growth and Income Portfolio	06	2003	7.048	9.149	45,681
Alliance Bernstein VP Growth and Income Portfolio	06	2002	9.233	7.048	49,778
Alliance Bernstein VP Growth and Income Portfolio	06	2001	10.000	9.233	35,567

Alliance Bernstein VP Small Cap Growth Portfolio	01	2005	10.511	10.896	6,193
Alliance Bernstein VP Small Cap Growth Portfolio	01	2004	9.297	10.511	5,750
Alliance Bernstein VP Small Cap Growth Portfolio	01	2003	6.326	9.297	10,557
Alliance Bernstein VP Small Cap Growth Portfolio	01	2002	9.420	6.326	0
Alliance Bernstein VP Small Cap Growth Portfolio	01	2001	10.000	9.420	0

Alliance Bernstein VP Small Cap Growth Portfolio	02	2005	10.453	10.819	0
Alliance Bernstein VP Small Cap Growth Portfolio	02	2004	9.259	10.453	0
Alliance Bernstein VP Small Cap Growth Portfolio	02	2003	6.310	9.259	0
Alliance Bernstein VP Small Cap Growth Portfolio	02	2002	9.410	6.310	0
Alliance Bernstein VP Small Cap Growth Portfolio	02	2001	10.000	9.410	0

Alliance Bernstein VP Small Cap Growth Portfolio	03	2005	10.414	10.767	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2004	9.234	10.414	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2003	6.299	9.234	2,935
Alliance Bernstein VP Small Cap Growth Portfolio	03	2002	9.404	6.299	0
Alliance Bernstein VP Small Cap Growth Portfolio	03	2001	10.000	9.404	0

Alliance Bernstein VP Small Cap Growth Portfolio	04	2005	10.356	10.691	3,038
Alliance Bernstein VP Small Cap Growth Portfolio	04	2004	9.197	10.356	3,376
Alliance Bernstein VP Small Cap Growth Portfolio	04	2003	6.283	9.197	4,317
Alliance Bernstein VP Small Cap Growth Portfolio	04	2002	9.394	6.283	1,875
Alliance Bernstein VP Small Cap Growth Portfolio	04	2001	10.000	9.394	1,896

Alliance Bernstein VP Small Cap Growth Portfolio	05	2005	10.317	10.641	1,011
Alliance Bernstein VP Small Cap Growth Portfolio	05	2004	9.172	10.317	966
Alliance Bernstein VP Small Cap Growth Portfolio	05	2003	6.272	9.172	2,143
Alliance Bernstein VP Small Cap Growth Portfolio	05	2002	9.388	6.272	0
Alliance Bernstein VP Small Cap Growth Portfolio	05	2001	10.000	9.388	0

Alliance Bernstein VP Small Cap Growth Portfolio	06	2005	10.260	10.565	384
Alliance Bernstein VP Small Cap Growth Portfolio	06	2004	9.134	10.260	863
Alliance Bernstein VP Small Cap Growth Portfolio	06	2003	6.256	9.134	866
Alliance Bernstein VP Small Cap Growth Portfolio	06	2002	9.378	6.256	6,484
Alliance Bernstein VP Small Cap Growth Portfolio	06	2001	10.000	9.378	340

Alliance Bernstein VP Worldwide Privatization Portfolio	01	2005	14.038	16.729	0
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2004	11.456	14.038	0
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2003	8.100	11.456	0
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2002	8.559	8.100	13,331
Alliance Bernstein VP Worldwide Privatization Portfolio	01	2001	10.000	8.559	0

Alliance Bernstein VP Worldwide Privatization Portfolio	02	2005	13.960	16.611	0
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2004	11.409	13.960	0
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2003	8.080	11.409	0
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2002	8.550	8.080	0
Alliance Bernstein VP Worldwide Privatization Portfolio	02	2001	10.000	8.550	0

Alliance Bernstein VP Worldwide Privatization Portfolio	03	2005	13.908	16.533	12,188
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2004	11.378	13.908	12,224
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2003	8.066	11.378	5,425
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2002	8.545	8.066	11,351
Alliance Bernstein VP Worldwide Privatization Portfolio	03	2001	10.000	8.545	1,432

Alliance Bernstein VP Worldwide Privatization Portfolio	04	2005	13.831	16.416	2,921
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2004	11.332	13.831	531
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2003	8.045	11.332	998
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2002	8.536	8.045	1,277
Alliance Bernstein VP Worldwide Privatization Portfolio	04	2001	10.000	8.536	0

Alliance Bernstein VP Worldwide Privatization Portfolio	05	2005	13.779	16.338	10,285
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2004	11.302	13.779	6,888
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2003	8.032	11.302	2,817
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2002	8.530	8.032	2,982
Alliance Bernstein VP Worldwide Privatization Portfolio	05	2001	10.000	8.530	3,251

Alliance Bernstein VP Worldwide Privatization Portfolio	06	2005	13.702	16.222	6,647
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2004	11.256	13.702	7,008
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2003	8.011	11.256	1,315
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2002	8.521	8.011	1,317
Alliance Bernstein VP Worldwide Privatization Portfolio	06	2001	10.000	8.521	0

Fidelity VIP Contrafund Portfolio	01	2005	12.216	14.086	25,202
Fidelity VIP Contrafund Portfolio	01	2004	10.732	12.216	26,343
Fidelity VIP Contrafund Portfolio	01	2003	8.469	10.732	13,436
Fidelity VIP Contrafund Portfolio	01	2002	9.477	8.469	25,615
Fidelity VIP Contrafund Portfolio	01	2001	10.000	9.477	0

Fidelity VIP Contrafund Portfolio	02	2005	12.148	13.987	0
Fidelity VIP Contrafund Portfolio	02	2004	10.688	12.148	0
Fidelity VIP Contrafund Portfolio	02	2003	8.447	10.688	0
Fidelity VIP Contrafund Portfolio	02	2002	9.468	8.447	0
Fidelity VIP Contrafund Portfolio	02	2001	10.000	9.468	0

Fidelity VIP Contrafund Portfolio	03	2005	12.103	13.921	39,440
Fidelity VIP Contrafund Portfolio	03	2004	10.659	12.103	36,242
Fidelity VIP Contrafund Portfolio	03	2003	8.433	10.659	41,798
Fidelity VIP Contrafund Portfolio	03	2002	9.461	8.433	36,584
Fidelity VIP Contrafund Portfolio	03	2001	10.000	9.461	15,807

Fidelity VIP Contrafund Portfolio	04	2005	12.035	13.822	37,189
Fidelity VIP Contrafund Portfolio	04	2004	10.616	12.035	39,989
Fidelity VIP Contrafund Portfolio	04	2003	8.411	10.616	40,127
Fidelity VIP Contrafund Portfolio	04	2002	9.452	8.411	30,917
Fidelity VIP Contrafund Portfolio	04	2001	10.000	9.452	11,436

Fidelity VIP Contrafund Portfolio	05	2005	11.991	13.757	38,567
Fidelity VIP Contrafund Portfolio	05	2004	10.587	11.991	42,046
Fidelity VIP Contrafund Portfolio	05	2003	8.397	10.587	45,929
Fidelity VIP Contrafund Portfolio	05	2002	9.445	8.397	27,804
Fidelity VIP Contrafund Portfolio	05	2001	10.000	9.445	6,224

Fidelity VIP Contrafund Portfolio	06	2005	11.924	13.659	23,256
Fidelity VIP Contrafund Portfolio	06	2004	10.544	11.924	25,996
Fidelity VIP Contrafund Portfolio	06	2003	8.376	10.544	24,145
Fidelity VIP Contrafund Portfolio	06	2002	9.436	8.376	15,227
Fidelity VIP Contrafund Portfolio	06	2001	10.000	9.436	4,091

Fidelity VIP Growth Portfolio	01	2005	7.998	8.342	45,770
Fidelity VIP Growth Portfolio	01	2004	7.847	7.998	43,639
Fidelity VIP Growth Portfolio	01	2003	5.989	7.847	21,125
Fidelity VIP Growth Portfolio	01	2002	8.692	5.989	21,151
Fidelity VIP Growth Portfolio	01	2001	10.000	8.692	0

Fidelity VIP Growth Portfolio	02	2005	7.954	8.283	0
Fidelity VIP Growth Portfolio	02	2004	7.815	7.954	0
Fidelity VIP Growth Portfolio	02	2003	5.974	7.815	0
Fidelity VIP Growth Portfolio	02	2002	8.683	5.974	0
Fidelity VIP Growth Portfolio	02	2001	10.000	8.683	0

Fidelity VIP Growth Portfolio	03	2005	7.924	8.244	142,951
Fidelity VIP Growth Portfolio	03	2004	7.794	7.924	122,445
Fidelity VIP Growth Portfolio	03	2003	5.964	7.794	107,399
Fidelity VIP Growth Portfolio	03	2002	8.677	5.964	101,866
Fidelity VIP Growth Portfolio	03	2001	10.000	8.677	88,470

Fidelity VIP Growth Portfolio	04	2005	7.880	8.185	97,225
Fidelity VIP Growth Portfolio	04	2004	7.762	7.880	109,300
Fidelity VIP Growth Portfolio	04	2003	5.949	7.762	104,491
Fidelity VIP Growth Portfolio	04	2002	8.669	5.949	73,685
Fidelity VIP Growth Portfolio	04	2001	10.000	8.669	94,540

Fidelity VIP Growth Portfolio	05	2005	7.851	8.147	62,288
Fidelity VIP Growth Portfolio	05	2004	7.741	7.851	70,925
Fidelity VIP Growth Portfolio	05	2003	5.938	7.741	58,606
Fidelity VIP Growth Portfolio	05	2002	8.663	5.938	40,855
Fidelity VIP Growth Portfolio	05	2001	10.000	8.663	42,308

Fidelity VIP Growth Portfolio	06	2005	7.807	8.089	78,141
Fidelity VIP Growth Portfolio	06	2004	7.710	7.807	84,226
Fidelity VIP Growth Portfolio	06	2003	5.923	7.710	67,665
Fidelity VIP Growth Portfolio	06	2002	8.654	5.923	40,853
Fidelity VIP Growth Portfolio	06	2001	10.000	8.654	17,028

Fidelity VIP Overseas Portfolio	01	2005	10.032	11.779	0
Fidelity VIP Overseas Portfolio	01	2004	8.956	10.032	0
Fidelity VIP Overseas Portfolio	01	2003	6.334	8.956	0
Fidelity VIP Overseas Portfolio	01	2002	8.056	6.334	0
Fidelity VIP Overseas Portfolio	01	2001	10.000	8.056	5,532

Fidelity VIP Overseas Portfolio	02	2005	9.976	11.696	0
Fidelity VIP Overseas Portfolio	02	2004	8.920	9.976	0
Fidelity VIP Overseas Portfolio	02	2003	6.318	8.920	0
Fidelity VIP Overseas Portfolio	02	2002	8.048	6.318	0
Fidelity VIP Overseas Portfolio	02	2001	10.000	8.048	0

Fidelity VIP Overseas Portfolio	03	2005	9.939	11.641	31,172
Fidelity VIP Overseas Portfolio	03	2004	8.896	9.939	36,722
Fidelity VIP Overseas Portfolio	03	2003	6.308	8.896	38,079
Fidelity VIP Overseas Portfolio	03	2002	8.042	6.308	34,858
Fidelity VIP Overseas Portfolio	03	2001	10.000	8.042	77,992

Fidelity VIP Overseas Portfolio	04	2005	9.883	11.558	10,783
Fidelity VIP Overseas Portfolio	04	2004	8.860	9.883	16,100
Fidelity VIP Overseas Portfolio	04	2003	6.291	8.860	17,121
Fidelity VIP Overseas Portfolio	04	2002	8.034	6.291	16,046
Fidelity VIP Overseas Portfolio	04	2001	10.000	8.034	33,963

Fidelity VIP Overseas Portfolio	05	2005	9.847	11.504	7,139
Fidelity VIP Overseas Portfolio	05	2004	8.836	9.847	7,815
Fidelity VIP Overseas Portfolio	05	2003	6.281	8.836	10,251
Fidelity VIP Overseas Portfolio	05	2002	8.029	6.281	10,990
Fidelity VIP Overseas Portfolio	05	2001	10.000	8.029	44,127

Fidelity VIP Overseas Portfolio	06	2005	9.792	11.422	8,377
Fidelity VIP Overseas Portfolio	06	2004	8.800	9.792	10,148
Fidelity VIP Overseas Portfolio	06	2003	6.265	8.800	11,102
Fidelity VIP Overseas Portfolio	06	2002	8.020	6.265	10,644
Fidelity VIP Overseas Portfolio	06	2001	10.000	8.020	21,749

First Eagle VFT Overseas Variable Series	01	2005	20.975	25.183	0
First Eagle VFT Overseas Variable Series	01	2004	16.650	20.975	0
First Eagle VFT Overseas Variable Series	01	2003	11.149	16.650	0
First Eagle VFT Overseas Variable Series	01	2002	10.000	11.149	0

First Eagle VFT Overseas Variable Series	02	2005	20.903	25.059	0
First Eagle VFT Overseas Variable Series	02	2004	16.619	20.903	0
First Eagle VFT Overseas Variable Series	02	2003	11.145	16.619	0
First Eagle VFT Overseas Variable Series	02	2002	10.000	11.145	0

First Eagle VFT Overseas Variable Series	03	2005	20.855	24.977	70,214
First Eagle VFT Overseas Variable Series	03	2004	16.597	20.855	75,630
First Eagle VFT Overseas Variable Series	03	2003	11.142	16.597	80,330
First Eagle VFT Overseas Variable Series	03	2002	10.000	11.142	85,698

First Eagle VFT Overseas Variable Series	04	2005	20.784	24.853	77,369
First Eagle VFT Overseas Variable Series	04	2004	16.566	20.784	90,127
First Eagle VFT Overseas Variable Series	04	2003	11.138	16.566	92,187
First Eagle VFT Overseas Variable Series	04	2002	10.000	11.138	70,890

First Eagle VFT Overseas Variable Series	05	2005	20.737	24.772	58,938
First Eagle VFT Overseas Variable Series	05	2004	16.545	20.737	53,333
First Eagle VFT Overseas Variable Series	05	2003	11.135	16.545	49,364
First Eagle VFT Overseas Variable Series	05	2002	10.000	11.135	41,737

First Eagle VFT Overseas Variable Series	06	2005	20.665	24.649	53,299
First Eagle VFT Overseas Variable Series	06	2004	16.513	20.665	55,339
First Eagle VFT Overseas Variable Series	06	2003	11.130	16.513	49,985
First Eagle VFT Overseas Variable Series	06	2002	10.000	11.130	34,646

Goldman Sachs V.I.T. Core International Equity Fund	01	2005	8.031	9.027	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2004	7.160	8.031	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2003	5.346	7.160	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2002	6.622	5.346	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2001	8.618	6.622	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2000	10.000	8.618	0

Goldman Sachs V.I.T. Core International Equity Fund	02	2005	7.977	8.953	0
Goldman Sachs V.I.T. Core International Equity Fund	02	2004	7.122	7.977	0
Goldman Sachs V.I.T. Core International Equity Fund	02	2003	5.326	7.122	0
Goldman Sachs V.I.T. Core International Equity Fund	02	2002	6.607	5.326	0
Goldman Sachs V.I.T. Core International Equity Fund	02	2001	8.612	6.607	0
Goldman Sachs V.I.T. Core International Equity Fund	02	2000	10.000	8.612	0

Goldman Sachs V.I.T. Core International Equity Fund	03	2005	7.941	8.903	3,100
Goldman Sachs V.I.T. Core International Equity Fund	03	2004	7.097	7.941	9,156
Goldman Sachs V.I.T. Core International Equity Fund	03	2003	5.312	7.097	8,986
Goldman Sachs V.I.T. Core International Equity Fund	03	2002	6.598	5.312	8,951
Goldman Sachs V.I.T. Core International Equity Fund	03	2001	8.608	6.598	18,034
Goldman Sachs V.I.T. Core International Equity Fund	03	2000	10.000	8.608	3,059

Goldman Sachs V.I.T. Core International Equity Fund	04	2005	7.887	8.829	13,601
Goldman Sachs V.I.T. Core International Equity Fund	04	2004	7.060	7.887	16,420
Goldman Sachs V.I.T. Core International Equity Fund	04	2003	5.293	7.060	17,766
Goldman Sachs V.I.T. Core International Equity Fund	04	2002	6.583	5.293	25,465
Goldman Sachs V.I.T. Core International Equity Fund	04	2001	8.602	6.583	25,892
Goldman Sachs V.I.T. Core International Equity Fund	04	2000	10.000	8.602	7,107

Goldman Sachs V.I.T. Core International Equity Fund	05	2005	7.852	8.781	2,153
Goldman Sachs V.I.T. Core International Equity Fund	05	2004	7.035	7.852	2,984
Goldman Sachs V.I.T. Core International Equity Fund	05	2003	5.279	7.035	3,436
Goldman Sachs V.I.T. Core International Equity Fund	05	2002	6.573	5.279	3,254
Goldman Sachs V.I.T. Core International Equity Fund	05	2001	8.598	6.573	8,477
Goldman Sachs V.I.T. Core International Equity Fund	05	2000	10.000	8.598	6,111

Goldman Sachs V.I.T. Core International Equity Fund	06	2005	7.798	8.708	339
Goldman Sachs V.I.T. Core International Equity Fund	06	2004	6.998	7.798	658
Goldman Sachs V.I.T. Core International Equity Fund	06	2003	5.260	6.998	663
Goldman Sachs V.I.T. Core International Equity Fund	06	2002	6.559	5.260	5,934
Goldman Sachs V.I.T. Core International Equity Fund	06	2001	8.592	6.559	7,130
Goldman Sachs V.I.T. Core International Equity Fund	06	2000	10.000	8.592	299

Goldman Sachs V.I.T. Core Large Cap Growth Fund	01	2005	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	01	2004	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	01	2003	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	01	2002	5.542	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	01	2001	7.076	5.542	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	01	2000	10.000	7.076	0

Goldman Sachs V.I.T. Core Large Cap Growth Fund	02	2005	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	02	2004	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	02	2003	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	02	2002	5.529	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	02	2001	7.071	5.529	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	02	2000	10.000	7.071	0

Goldman Sachs V.I.T. Core Large Cap Growth Fund	03	2005	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	03	2004	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	03	2003	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	03	2002	5.521	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	03	2001	7.068	5.521	15,816
Goldman Sachs V.I.T. Core Large Cap Growth Fund	03	2000	10.000	7.068	1,316

Goldman Sachs V.I.T. Core Large Cap Growth Fund	04	2005	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	04	2004	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	04	2003	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	04	2002	5.509	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	04	2001	7.063	5.509	25,427
Goldman Sachs V.I.T. Core Large Cap Growth Fund	04	2000	10.000	7.063	973

Goldman Sachs V.I.T. Core Large Cap Growth Fund	05	2005	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	05	2004	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	05	2003	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	05	2002	5.501	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	05	2001	7.060	5.501	51,656
Goldman Sachs V.I.T. Core Large Cap Growth Fund	05	2000	10.000	7.060	1,615

Goldman Sachs V.I.T. Core Large Cap Growth Fund	06	2005	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	06	2004	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	06	2003	10.000	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	06	2002	5.489	10.000	0
Goldman Sachs V.I.T. Core Large Cap Growth Fund	06	2001	7.055	5.489	2,361
Goldman Sachs V.I.T. Core Large Cap Growth Fund	06	2000	10.000	7.055	0

Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2005	13.412	14.063	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2004	11.664	13.412	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2003	8.081	11.664	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2002	9.615	8.081	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2001	9.306	9.615	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	01	2000	10.000	9.306	0

Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2005	13.321	13.946	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2004	11.603	13.321	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2003	8.051	11.603	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2002	9.593	8.051	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2001	9.299	9.593	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	02	2000	10.000	9.299	0

Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2005	13.261	13.869	3,939
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2004	11.562	13.261	7,959
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2003	8.031	11.562	10,382
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2002	9.579	8.031	10,481
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2001	9.295	9.579	10,409
Goldman Sachs V.I.T. Core Small Cap Equity Fund	03	2000	10.000	9.295	942

Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2005	13.171	13.755	1,850
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2004	11.501	13.171	757
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2003	8.001	11.501	5,335
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2002	9.558	8.001	5,422
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2001	9.289	9.558	5,528
Goldman Sachs V.I.T. Core Small Cap Equity Fund	04	2000	10.000	9.289	2,231

Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2005	13.112	13.679	3,626
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2004	11.461	13.112	3,680
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2003	7.981	11.461	4,537
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2002	9.544	7.981	9,653
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2001	9.284	9.544	12,639
Goldman Sachs V.I.T. Core Small Cap Equity Fund	05	2000	10.000	9.284	632

Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2005	13.023	13.565	928
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2004	11.401	13.023	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2003	7.951	11.401	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2002	9.523	7.951	232
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2001	9.278	9.523	0
Goldman Sachs V.I.T. Core Small Cap Equity Fund	06	2000	10.000	9.278	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2005	8.518	8.968	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2004	7.497	8.518	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2003	5.858	7.497	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2002	7.587	5.858	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2001	8.717	7.587	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	01	2000	10.000	8.717	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2005	8.460	8.894	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2004	7.458	8.460	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2003	5.836	7.458	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2002	7.570	5.836	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2001	8.711	7.570	0
Goldman Sachs V.I.T. Core U.S. Equity Fund	02	2000	10.000	8.711	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2005	8.422	8.845	5,813
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2004	7.432	8.422	9,984
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2003	5.821	7.432	15,698
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2002	7.559	5.821	15,970
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2001	8.707	7.559	11,328
Goldman Sachs V.I.T. Core U.S. Equity Fund	03	2000	10.000	8.707	1,227

Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2005	8.365	8.772	26,074
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2004	7.393	8.365	28,573
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2003	5.799	7.393	37,265
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2002	7.542	5.799	36,942
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2001	8.701	7.542	15,509
Goldman Sachs V.I.T. Core U.S. Equity Fund	04	2000	10.000	8.701	1,690

Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2005	8.327	8.723	5,828
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2004	7.367	8.327	7,560
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2003	5.785	7.367	7,859
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2002	7.531	5.785	8,067
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2001	8.697	7.531	8,308
Goldman Sachs V.I.T. Core U.S. Equity Fund	05	2000	10.000	8.697	0

Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2005	8.271	8.651	4,776
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2004	7.328	8.271	4,203
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2003	5.763	7.328	6,642
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2002	7.514	5.763	3,400
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2001	8.691	7.514	717
Goldman Sachs V.I.T. Core U.S. Equity Fund	06	2000	10.000	8.691	0

Goldman Sachs V.I.T. Growth and Income Fund	01	2005	10.305	10.587	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2004	8.775	10.305	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2003	7.139	8.775	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2002	8.145	7.139	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2001	9.089	8.145	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2000	10.000	9.089	0

Goldman Sachs V.I.T. Growth and Income Fund	02	2005	10.235	10.500	0
Goldman Sachs V.I.T. Growth and Income Fund	02	2004	8.730	10.235	0
Goldman Sachs V.I.T. Growth and Income Fund	02	2003	7.112	8.730	0
Goldman Sachs V.I.T. Growth and Income Fund	02	2002	8.127	7.112	0
Goldman Sachs V.I.T. Growth and Income Fund	02	2001	9.083	8.127	0
Goldman Sachs V.I.T. Growth and Income Fund	02	2000	10.000	9.083	0

Goldman Sachs V.I.T. Growth and Income Fund	03	2005	10.189	10.442	6,505
Goldman Sachs V.I.T. Growth and Income Fund	03	2004	8.699	10.189	6,841
Goldman Sachs V.I.T. Growth and Income Fund	03	2003	7.094	8.699	10,730
Goldman Sachs V.I.T. Growth and Income Fund	03	2002	8.115	7.094	10,736
Goldman Sachs V.I.T. Growth and Income Fund	03	2001	9.079	8.115	10,740
Goldman Sachs V.I.T. Growth and Income Fund	03	2000	10.000	9.079	5,495

Goldman Sachs V.I.T. Growth and Income Fund	04	2005	10.120	10.355	3,521
Goldman Sachs V.I.T. Growth and Income Fund	04	2004	8.653	10.120	2,152
Goldman Sachs V.I.T. Growth and Income Fund	04	2003	7.068	8.653	1,487
Goldman Sachs V.I.T. Growth and Income Fund	04	2002	8.097	7.068	1,512
Goldman Sachs V.I.T. Growth and Income Fund	04	2001	9.073	8.097	3,641
Goldman Sachs V.I.T. Growth and Income Fund	04	2000	10.000	9.073	931

Goldman Sachs V.I.T. Growth and Income Fund	05	2005	10.074	10.298	16,269
Goldman Sachs V.I.T. Growth and Income Fund	05	2004	8.623	10.074	15,739
Goldman Sachs V.I.T. Growth and Income Fund	05	2003	7.050	8.623	16,473
Goldman Sachs V.I.T. Growth and Income Fund	05	2002	8.085	7.050	15,374
Goldman Sachs V.I.T. Growth and Income Fund	05	2001	9.068	8.085	15,838
Goldman Sachs V.I.T. Growth and Income Fund	05	2000	10.000	9.068	0

Goldman Sachs V.I.T. Growth and Income Fund	06	2005	10.006	10.213	0
Goldman Sachs V.I.T. Growth and Income Fund	06	2004	8.578	10.006	0
Goldman Sachs V.I.T. Growth and Income Fund	06	2003	7.024	8.578	0
Goldman Sachs V.I.T. Growth and Income Fund	06	2002	8.067	7.024	0
Goldman Sachs V.I.T. Growth and Income Fund	06	2001	9.062	8.067	0
Goldman Sachs V.I.T. Growth and Income Fund	06	2000	10.000	9.062	0

Goldman Sachs VIT Capital Growth Fund	01	2005	8.712	8.866	0
Goldman Sachs VIT Capital Growth Fund	01	2004	8.080	8.712	0
Goldman Sachs VIT Capital Growth Fund	01	2003	6.605	8.080	0
Goldman Sachs VIT Capital Growth Fund	01	2002	8.831	6.605	0
Goldman Sachs VIT Capital Growth Fund	01	2001	10.000	8.831	0

Goldman Sachs VIT Capital Growth Fund	02	2005	8.664	8.803	0
Goldman Sachs VIT Capital Growth Fund	02	2004	8.047	8.664	0
Goldman Sachs VIT Capital Growth Fund	02	2003	6.589	8.047	0
Goldman Sachs VIT Capital Growth Fund	02	2002	8.822	6.589	0
Goldman Sachs VIT Capital Growth Fund	02	2001	10.000	8.822	0

Goldman Sachs VIT Capital Growth Fund	03	2005	8.631	8.761	1,806
Goldman Sachs VIT Capital Growth Fund	03	2004	8.025	8.631	1,727
Goldman Sachs VIT Capital Growth Fund	03	2003	6.578	8.025	4,264
Goldman Sachs VIT Capital Growth Fund	03	2002	8.816	6.578	334
Goldman Sachs VIT Capital Growth Fund	03	2001	10.000	8.816	322

Goldman Sachs VIT Capital Growth Fund	04	2005	8.583	8.699	1,056
Goldman Sachs VIT Capital Growth Fund	04	2004	7.992	8.583	6,001
Goldman Sachs VIT Capital Growth Fund	04	2003	6.561	7.992	6,143
Goldman Sachs VIT Capital Growth Fund	04	2002	8.807	6.561	5,368
Goldman Sachs VIT Capital Growth Fund	04	2001	10.000	8.807	714

Goldman Sachs VIT Capital Growth Fund	05	2005	8.551	8.658	8,149
Goldman Sachs VIT Capital Growth Fund	05	2004	7.971	8.551	8,860
Goldman Sachs VIT Capital Growth Fund	05	2003	6.550	7.971	13,316
Goldman Sachs VIT Capital Growth Fund	05	2002	8.801	6.550	4,990
Goldman Sachs VIT Capital Growth Fund	05	2001	10.000	8.801	0

Goldman Sachs VIT Capital Growth Fund	06	2005	8.504	8.597	1,540
Goldman Sachs VIT Capital Growth Fund	06	2004	7.938	8.504	1,541
Goldman Sachs VIT Capital Growth Fund	06	2003	6.533	7.938	8,086
Goldman Sachs VIT Capital Growth Fund	06	2002	8.792	6.533	8,086
Goldman Sachs VIT Capital Growth Fund	06	2001	10.000	8.792	8,088

J.P. Morgan International Opp	01	2005	8.475	9.274	0
J.P. Morgan International Opp	01	2004	7.243	8.475	0
J.P. Morgan International Opp	01	2003	5.532	7.243	0
J.P. Morgan International Opp	01	2002	6.851	5.532	0
J.P. Morgan International Opp	01	2001	8.572	6.851	0
J.P. Morgan International Opp	01	2000	10.000	8.572	0

J.P. Morgan International Opp	02	2005	8.418	9.197	0
J.P. Morgan International Opp	02	2004	7.205	8.418	0
J.P. Morgan International Opp	02	2003	5.512	7.205	0
J.P. Morgan International Opp	02	2002	6.836	5.512	0
J.P. Morgan International Opp	02	2001	8.566	6.836	0
J.P. Morgan International Opp	02	2000	10.000	8.566	0

J.P. Morgan International Opp	03	2005	8.380	9.146	12,178
J.P. Morgan International Opp	03	2004	7.180	8.380	11,824
J.P. Morgan International Opp	03	2003	5.498	7.180	16,331
J.P. Morgan International Opp	03	2002	6.826	5.498	19,939
J.P. Morgan International Opp	03	2001	8.562	6.826	23,562
J.P. Morgan International Opp	03	2000	10.000	8.562	3,573

J.P. Morgan International Opp	04	2005	8.323	9.071	11,386
J.P. Morgan International Opp	04	2004	7.142	8.323	14,496
J.P. Morgan International Opp	04	2003	5.478	7.142	16,293
J.P. Morgan International Opp	04	2002	6.811	5.478	17,729
J.P. Morgan International Opp	04	2001	8.557	6.811	18,554
J.P. Morgan International Opp	04	2000	10.000	8.557	746

J.P. Morgan International Opp	05	2005	8.285	9.020	3,623
J.P. Morgan International Opp	05	2004	7.117	8.285	3,797
J.P. Morgan International Opp	05	2003	5.464	7.117	4,443
J.P. Morgan International Opp	05	2002	6.801	5.464	8,240
J.P. Morgan International Opp	05	2001	8.553	6.801	8,420
J.P. Morgan International Opp	05	2000	10.000	8.553	0

J.P. Morgan International Opp	06	2005	8.229	8.946	0
J.P. Morgan International Opp	06	2004	7.080	8.229	0
J.P. Morgan International Opp	06	2003	5.443	7.080	0
J.P. Morgan International Opp	06	2002	6.786	5.443	0
J.P. Morgan International Opp	06	2001	8.547	6.786	0
J.P. Morgan International Opp	06	2000	10.000	8.547	0

J.P. Morgan Small Company	01	2005	10.145	10.372	0
J.P. Morgan Small Company	01	2004	8.071	10.145	0
J.P. Morgan Small Company	01	2003	6.004	8.071	0
J.P. Morgan Small Company	01	2002	7.753	6.004	0
J.P. Morgan Small Company	01	2001	8.529	7.753	0
J.P. Morgan Small Company	01	2000	10.000	8.529	0

J.P. Morgan Small Company	02	2005	10.077	10.286	0
J.P. Morgan Small Company	02	2004	8.029	10.077	0
J.P. Morgan Small Company	02	2003	5.982	8.029	0
J.P. Morgan Small Company	02	2002	7.736	5.982	0
J.P. Morgan Small Company	02	2001	8.523	7.736	0
J.P. Morgan Small Company	02	2000	10.000	8.523	0

J.P. Morgan Small Company	03	2005	10.031	10.229	1,714
J.P. Morgan Small Company	03	2004	8.000	10.031	3,969
J.P. Morgan Small Company	03	2003	5.967	8.000	4,591
J.P. Morgan Small Company	03	2002	7.724	5.967	6,276
J.P. Morgan Small Company	03	2001	8.519	7.724	9,390
J.P. Morgan Small Company	03	2000	10.000	8.519	8,958

J.P. Morgan Small Company	04	2005	9.964	10.145	4,288
J.P. Morgan Small Company	04	2004	7.958	9.964	6,712
J.P. Morgan Small Company	04	2003	5.945	7.958	7,356
J.P. Morgan Small Company	04	2002	7.707	5.945	9,032
J.P. Morgan Small Company	04	2001	8.513	7.707	9,738
J.P. Morgan Small Company	04	2000	10.000	8.513	0

J.P. Morgan Small Company	05	2005	9.918	10.089	835
J.P. Morgan Small Company	05	2004	7.931	9.918	775
J.P. Morgan Small Company	05	2003	5.930	7.931	1,249
J.P. Morgan Small Company	05	2002	7.696	5.930	1,092
J.P. Morgan Small Company	05	2001	8.509	7.696	1,412
J.P. Morgan Small Company	05	2000	10.000	8.509	520

J.P. Morgan Small Company	06	2005	9.851	10.005	0
J.P. Morgan Small Company	06	2004	7.889	9.851	0
J.P. Morgan Small Company	06	2003	5.908	7.889	0
J.P. Morgan Small Company	06	2002	7.679	5.908	0
J.P. Morgan Small Company	06	2001	8.503	7.679	0
J.P. Morgan Small Company	06	2000	10.000	8.503	0

JP Morgan US Large Core Equity	01	2005	7.655	7.670	0
JP Morgan US Large Core Equity	01	2004	7.073	7.655	0
JP Morgan US Large Core Equity	01	2003	5.584	7.073	0
JP Morgan US Large Core Equity	01	2002	7.495	5.584	0
JP Morgan US Large Core Equity	01	2001	8.608	7.495	0
JP Morgan US Large Core Equity	01	2000	10.000	8.608	0

JP Morgan US Large Core Equity	02	2005	7.604	7.606	0
JP Morgan US Large Core Equity	02	2004	7.036	7.604	0
JP Morgan US Large Core Equity	02	2003	5.564	7.036	0
JP Morgan US Large Core Equity	02	2002	7.478	5.564	0
JP Morgan US Large Core Equity	02	2001	8.602	7.478	0
JP Morgan US Large Core Equity	02	2000	10.000	8.602	0

JP Morgan US Large Core Equity	03	2005	7.569	7.564	0
JP Morgan US Large Core Equity	03	2004	7.012	7.569	0
JP Morgan US Large Core Equity	03	2003	5.550	7.012	1,895
JP Morgan US Large Core Equity	03	2002	7.467	5.550	1,895
JP Morgan US Large Core Equity	03	2001	8.598	7.467	1,896
JP Morgan US Large Core Equity	03	2000	10.000	8.598	0

JP Morgan US Large Core Equity	04	2005	7.518	7.502	2,690
JP Morgan US Large Core Equity	04	2004	6.975	7.518	2,714
JP Morgan US Large Core Equity	04	2003	5.529	6.975	2,948
JP Morgan US Large Core Equity	04	2002	7.451	5.529	3,203
JP Morgan US Large Core Equity	04	2001	8.592	7.451	3,198
JP Morgan US Large Core Equity	04	2000	10.000	8.592	0

JP Morgan US Large Core Equity	05	2005	7.484	7.460	20,836
JP Morgan US Large Core Equity	05	2004	6.950	7.484	23,635
JP Morgan US Large Core Equity	05	2003	5.515	6.950	23,766
JP Morgan US Large Core Equity	05	2002	7.440	5.515	23,839
JP Morgan US Large Core Equity	05	2001	8.588	7.440	23,952
JP Morgan US Large Core Equity	05	2000	10.000	8.588	5,189

JP Morgan US Large Core Equity	06	2005	7.433	7.398	7,363
JP Morgan US Large Core Equity	06	2004	6.914	7.433	7,666
JP Morgan US Large Core Equity	06	2003	5.494	6.914	7,688
JP Morgan US Large Core Equity	06	2002	7.423	5.494	7,712
JP Morgan US Large Core Equity	06	2001	8.582	7.423	26,958
JP Morgan US Large Core Equity	06	2000	10.000	8.582	5,271

Lord Abbett Series Fund Growth and Income	01	2005	12.308	12.562	0
Lord Abbett Series Fund Growth and Income	01	2004	11.053	12.308	0
Lord Abbett Series Fund Growth and Income	01	2003	8.535	11.053	0
Lord Abbett Series Fund Growth and Income	01	2002	10.534	8.535	0
Lord Abbett Series Fund Growth and Income	01	2001	11.425	10.534	0
Lord Abbett Series Fund Growth and Income	01	2000	10.000	11.425	0

Lord Abbett Series Fund Growth and Income	02	2005	12.225	12.458	0
Lord Abbett Series Fund Growth and Income	02	2004	10.995	12.225	0
Lord Abbett Series Fund Growth and Income	02	2003	8.503	10.995	0
Lord Abbett Series Fund Growth and Income	02	2002	10.511	8.503	0
Lord Abbett Series Fund Growth and Income	02	2001	11.417	10.511	0
Lord Abbett Series Fund Growth and Income	02	2000	10.000	11.417	0

Lord Abbett Series Fund Growth and Income	03	2005	12.170	12.390	223,296
Lord Abbett Series Fund Growth and Income	03	2004	10.957	12.170	240,080
Lord Abbett Series Fund Growth and Income	03	2003	8.482	10.957	242,387
Lord Abbett Series Fund Growth and Income	03	2002	10.495	8.482	236,842
Lord Abbett Series Fund Growth and Income	03	2001	11.412	10.495	164,404
Lord Abbett Series Fund Growth and Income	03	2000	10.000	11.412	1,348

Lord Abbett Series Fund Growth and Income	04	2005	12.087	12.287	144,891
Lord Abbett Series Fund Growth and Income	04	2004	10.899	12.087	167,170
Lord Abbett Series Fund Growth and Income	04	2003	8.450	10.899	138,866
Lord Abbett Series Fund Growth and Income	04	2002	10.472	8.450	124,320
Lord Abbett Series Fund Growth and Income	04	2001	11.404	10.472	148,325
Lord Abbett Series Fund Growth and Income	04	2000	10.000	11.404	7,187

Lord Abbett Series Fund Growth and Income	05	2005	12.033	12.219	164,058
Lord Abbett Series Fund Growth and Income	05	2004	10.861	12.033	181,229
Lord Abbett Series Fund Growth and Income	05	2003	8.429	10.861	161,795
Lord Abbett Series Fund Growth and Income	05	2002	10.456	8.429	153,067
Lord Abbett Series Fund Growth and Income	05	2001	11.398	10.456	102,079
Lord Abbett Series Fund Growth and Income	05	2000	10.000	11.398	10,161

Lord Abbett Series Fund Growth and Income	06	2005	11.951	12.118	106,332
Lord Abbett Series Fund Growth and Income	06	2004	10.804	11.951	101,963
Lord Abbett Series Fund Growth and Income	06	2003	8.397	10.804	99,074
Lord Abbett Series Fund Growth and Income	06	2002	10.433	8.397	105,403
Lord Abbett Series Fund Growth and Income	06	2001	11.391	10.433	66,401
Lord Abbett Series Fund Growth and Income	06	2000	10.000	11.391	1,126

Lord Abbett Series Fund International	01	2005	10.690	13.382	0
Lord Abbett Series Fund International	01	2004	8.960	10.690	0
Lord Abbett Series Fund International	01	2003	6.417	8.960	15,035
Lord Abbett Series Fund International	01	2002	7.888	6.417	0
Lord Abbett Series Fund International	01	2001	10.000	7.888	0

Lord Abbett Series Fund International	02	2005	10.631	13.288	0
Lord Abbett Series Fund International	02	2004	8.924	10.631	0
Lord Abbett Series Fund International	02	2003	6.401	8.924	0
Lord Abbett Series Fund International	02	2002	7.880	6.401	0
Lord Abbett Series Fund International	02	2001	10.000	7.880	0

Lord Abbett Series Fund International	03	2005	10.591	13.225	4,880
Lord Abbett Series Fund International	03	2004	8.899	10.591	4,000
Lord Abbett Series Fund International	03	2003	6.390	8.899	6,390
Lord Abbett Series Fund International	03	2002	7.875	6.390	2,716
Lord Abbett Series Fund International	03	2001	10.000	7.875	112

Lord Abbett Series Fund International	04	2005	10.532	13.131	2,568
Lord Abbett Series Fund International	04	2004	8.863	10.532	4,071
Lord Abbett Series Fund International	04	2003	6.373	8.863	892
Lord Abbett Series Fund International	04	2002	7.867	6.373	717
Lord Abbett Series Fund International	04	2001	10.000	7.867	0

Lord Abbett Series Fund International	05	2005	10.493	13.069	8,703
Lord Abbett Series Fund International	05	2004	8.839	10.493	7,209
Lord Abbett Series Fund International	05	2003	6.363	8.839	2,683
Lord Abbett Series Fund International	05	2002	7.861	6.363	2,685
Lord Abbett Series Fund International	05	2001	10.000	7.861	0

Lord Abbett Series Fund International	06	2005	10.435	12.976	3,071
Lord Abbett Series Fund International	06	2004	8.803	10.435	0
Lord Abbett Series Fund International	06	2003	6.346	8.803	0
Lord Abbett Series Fund International	06	2002	7.853	6.346	3,185
Lord Abbett Series Fund International	06	2001	10.000	7.853	2,991

Lord Abbett Series Fund Mid Cap Value	01	2005	14.010	14.988	8,897
Lord Abbett Series Fund Mid Cap Value	01	2004	11.426	14.010	8,626
Lord Abbett Series Fund Mid Cap Value	01	2003	9.265	11.426	9,142
Lord Abbett Series Fund Mid Cap Value	01	2002	10.390	9.265	8,668
Lord Abbett Series Fund Mid Cap Value	01	2001	10.000	10.390	10,072

Lord Abbett Series Fund Mid Cap Value	02	2005	13.932	14.882	0
Lord Abbett Series Fund Mid Cap Value	02	2004	11.380	13.932	0
Lord Abbett Series Fund Mid Cap Value	02	2003	9.242	11.380	0
Lord Abbett Series Fund Mid Cap Value	02	2002	10.379	9.242	0
Lord Abbett Series Fund Mid Cap Value	02	2001	10.000	10.379	0

Lord Abbett Series Fund Mid Cap Value	03	2005	13.880	14.811	102,347
Lord Abbett Series Fund Mid Cap Value	03	2004	11.349	13.880	113,826
Lord Abbett Series Fund Mid Cap Value	03	2003	9.226	11.349	112,407
Lord Abbett Series Fund Mid Cap Value	03	2002	10.372	9.226	102,100
Lord Abbett Series Fund Mid Cap Value	03	2001	10.000	10.372	45,063

Lord Abbett Series Fund Mid Cap Value	04	2005	13.803	14.707	95,170
Lord Abbett Series Fund Mid Cap Value	04	2004	11.303	13.803	100,516
Lord Abbett Series Fund Mid Cap Value	04	2003	9.203	11.303	97,355
Lord Abbett Series Fund Mid Cap Value	04	2002	10.361	9.203	76,718
Lord Abbett Series Fund Mid Cap Value	04	2001	10.000	10.361	38,247

Lord Abbett Series Fund Mid Cap Value	05	2005	13.751	14.637	82,796
Lord Abbett Series Fund Mid Cap Value	05	2004	11.272	13.751	94,200
Lord Abbett Series Fund Mid Cap Value	05	2003	9.187	11.272	98,175
Lord Abbett Series Fund Mid Cap Value	05	2002	10.354	9.187	84,297
Lord Abbett Series Fund Mid Cap Value	05	2001	10.000	10.354	32,749

Lord Abbett Series Fund Mid Cap Value	06	2005	13.674	14.533	68,965
Lord Abbett Series Fund Mid Cap Value	06	2004	11.227	13.674	69,345
Lord Abbett Series Fund Mid Cap Value	06	2003	9.164	11.227	68,409
Lord Abbett Series Fund Mid Cap Value	06	2002	10.344	9.164	55,964
Lord Abbett Series Fund Mid Cap Value	06	2001	10.000	10.344	17,653

MFS Capital Appreciation	01	2005	5.354	5.341	0
MFS Capital Appreciation	01	2004	4.879	5.354	0
MFS Capital Appreciation	01	2003	3.835	4.879	0
MFS Capital Appreciation	01	2002	5.738	3.835	0
MFS Capital Appreciation	01	2001	7.772	5.738	0
MFS Capital Appreciation	01	2000	10.000	7.772	0

MFS Capital Appreciation	02	2005	5.318	5.297	0
MFS Capital Appreciation	02	2004	4.853	5.318	0
MFS Capital Appreciation	02	2003	3.820	4.853	0
MFS Capital Appreciation	02	2002	5.725	3.820	0
MFS Capital Appreciation	02	2001	7.767	5.725	0
MFS Capital Appreciation	02	2000	10.000	7.767	0

MFS Capital Appreciation	03	2005	5.294	5.268	2,768
MFS Capital Appreciation	03	2004	4.836	5.294	3,844
MFS Capital Appreciation	03	2003	3.811	4.836	5,094
MFS Capital Appreciation	03	2002	5.716	3.811	4,714
MFS Capital Appreciation	03	2001	7.764	5.716	19,638
MFS Capital Appreciation	03	2000	10.000	7.764	4,444

MFS Capital Appreciation	04	2005	5.258	5.224	8,422
MFS Capital Appreciation	04	2004	4.811	5.258	16,621
MFS Capital Appreciation	04	2003	3.797	4.811	18,479
MFS Capital Appreciation	04	2002	5.704	3.797	20,322
MFS Capital Appreciation	04	2001	7.758	5.704	23,553
MFS Capital Appreciation	04	2000	10.000	7.758	8,012

MFS Capital Appreciation	05	2005	5.234	5.195	18,052
MFS Capital Appreciation	05	2004	4.794	5.234	27,705
MFS Capital Appreciation	05	2003	3.787	4.794	29,490
MFS Capital Appreciation	05	2002	5.695	3.787	27,653
MFS Capital Appreciation	05	2001	7.755	5.695	51,845
MFS Capital Appreciation	05	2000	10.000	7.755	31,397

MFS Capital Appreciation	06	2005	5.199	5.152	76
MFS Capital Appreciation	06	2004	4.769	5.199	77
MFS Capital Appreciation	06	2003	3.773	4.769	78
MFS Capital Appreciation	06	2002	5.683	3.773	2,363
MFS Capital Appreciation	06	2001	7.749	5.683	2,729
MFS Capital Appreciation	06	2000	10.000	7.749	638

MFS Emerging Growth	01	2005	4.754	5.129	0
MFS Emerging Growth	01	2004	4.247	4.754	0
MFS Emerging Growth	01	2003	3.268	4.247	0
MFS Emerging Growth	01	2002	5.022	3.268	0
MFS Emerging Growth	01	2001	7.767	5.022	17,562
MFS Emerging Growth	01	2000	10.000	7.767	0

MFS Emerging Growth	02	2005	4.722	5.087	0
MFS Emerging Growth	02	2004	4.225	4.722	0
MFS Emerging Growth	02	2003	3.255	4.225	0
MFS Emerging Growth	02	2002	5.011	3.255	0
MFS Emerging Growth	02	2001	7.761	5.011	0
MFS Emerging Growth	02	2000	10.000	7.761	0

MFS Emerging Growth	03	2005	4.701	5.059	54,293
MFS Emerging Growth	03	2004	4.210	4.701	65,121
MFS Emerging Growth	03	2003	3.247	4.210	65,079
MFS Emerging Growth	03	2002	5.003	3.247	62,855
MFS Emerging Growth	03	2001	7.758	5.003	87,104
MFS Emerging Growth	03	2000	10.000	7.758	12,704

MFS Emerging Growth	04	2005	4.669	5.017	10,470
MFS Emerging Growth	04	2004	4.188	4.669	20,619
MFS Emerging Growth	04	2003	3.235	4.188	35,718
MFS Emerging Growth	04	2002	4.992	3.235	52,612
MFS Emerging Growth	04	2001	7.752	4.992	63,115
MFS Emerging Growth	04	2000	10.000	7.752	39,716

MFS Emerging Growth	05	2005	4.648	4.989	5,919
MFS Emerging Growth	05	2004	4.174	4.648	8,560
MFS Emerging Growth	05	2003	3.227	4.174	15,994
MFS Emerging Growth	05	2002	4.985	3.227	34,019
MFS Emerging Growth	05	2001	7.749	4.985	46,771
MFS Emerging Growth	05	2000	10.000	7.749	26,653

MFS Emerging Growth	06	2005	4.616	4.948	2,634
MFS Emerging Growth	06	2004	4.152	4.616	3,614
MFS Emerging Growth	06	2003	3.215	4.152	3,620
MFS Emerging Growth	06	2002	4.974	3.215	3,641
MFS Emerging Growth	06	2001	7.743	4.974	3,799
MFS Emerging Growth	06	2000	10.000	7.743	3,923

MFS Government Securities	01	2005	12.779	12.923	0
MFS Government Securities	01	2004	12.459	12.779	0
MFS Government Securities	01	2003	12.339	12.459	0
MFS Government Securities	01	2002	11.368	12.339	0
MFS Government Securities	01	2001	10.704	11.368	8,152
MFS Government Securities	01	2000	10.000	10.704	0

MFS Government Securities	02	2005	12.693	12.817	0
MFS Government Securities	02	2004	12.394	12.693	0
MFS Government Securities	02	2003	12.293	12.394	0
MFS Government Securities	02	2002	11.343	12.293	0
MFS Government Securities	02	2001	10.696	11.343	0
MFS Government Securities	02	2000	10.000	10.696	0

MFS Government Securities	03	2005	12.635	12.746	29,570
MFS Government Securities	03	2004	12.351	12.635	32,214
MFS Government Securities	03	2003	12.263	12.351	138,993
MFS Government Securities	03	2002	11.326	12.263	170,941
MFS Government Securities	03	2001	10.691	11.326	174,779
MFS Government Securities	03	2000	10.000	10.691	9,542

MFS Government Securities	04	2005	12.550	12.640	10,937
MFS Government Securities	04	2004	12.286	12.550	11,019
MFS Government Securities	04	2003	12.217	12.286	23,596
MFS Government Securities	04	2002	11.301	12.217	35,024
MFS Government Securities	04	2001	10.684	11.301	28,241
MFS Government Securities	04	2000	10.000	10.684	564

MFS Government Securities	05	2005	12.493	12.571	18,310
MFS Government Securities	05	2004	12.243	12.493	22,050
MFS Government Securities	05	2003	12.186	12.243	40,097
MFS Government Securities	05	2002	11.285	12.186	130,449
MFS Government Securities	05	2001	10.679	11.285	82,096
MFS Government Securities	05	2000	10.000	10.679	236

MFS Government Securities	06	2005	12.408	12.466	11,455
MFS Government Securities	06	2004	12.178	12.408	12,796
MFS Government Securities	06	2003	12.141	12.178	24,719
MFS Government Securities	06	2002	11.260	12.141	75,190
MFS Government Securities	06	2001	10.672	11.260	32,571
MFS Government Securities	06	2000	10.000	10.672	0

MFS High Yield	01	2005	12.207	12.332	0
MFS High Yield	01	2004	11.273	12.207	0
MFS High Yield	01	2003	9.391	11.273	0
MFS High Yield	01	2002	9.250	9.391	0
MFS High Yield	01	2001	9.197	9.250	10,750
MFS High Yield	01	2000	10.000	9.197	0

MFS High Yield	02	2005	12.124	12.230	0
MFS High Yield	02	2004	11.214	12.124	0
MFS High Yield	02	2003	9.356	11.214	0
MFS High Yield	02	2002	9.230	9.356	0
MFS High Yield	02	2001	9.191	9.230	0
MFS High Yield	02	2000	10.000	9.191	0

MFS High Yield	03	2005	12.070	12.162	41,749
MFS High Yield	03	2004	11.175	12.070	56,552
MFS High Yield	03	2003	9.333	11.175	65,866
MFS High Yield	03	2002	9.216	9.333	54,998
MFS High Yield	03	2001	9.187	9.216	100,248
MFS High Yield	03	2000	10.000	9.187	13,536

MFS High Yield	04	2005	11.988	12.062	11,529
MFS High Yield	04	2004	11.116	11.988	19,426
MFS High Yield	04	2003	9.298	11.116	32,334
MFS High Yield	04	2002	9.196	9.298	24,115
MFS High Yield	04	2001	9.180	9.196	69,904
MFS High Yield	04	2000	10.000	9.180	11,258

MFS High Yield	05	2005	11.934	11.995	23,484
MFS High Yield	05	2004	11.077	11.934	34,505
MFS High Yield	05	2003	9.275	11.077	39,050
MFS High Yield	05	2002	9.182	9.275	24,562
MFS High Yield	05	2001	9.176	9.182	50,371
MFS High Yield	05	2000	10.000	9.176	10,690

MFS High Yield	06	2005	11.853	11.896	3,474
MFS High Yield	06	2004	11.019	11.853	6,358
MFS High Yield	06	2003	9.240	11.019	8,217
MFS High Yield	06	2002	9.162	9.240	7,431
MFS High Yield	06	2001	9.170	9.162	11,367
MFS High Yield	06	2000	10.000	9.170	0

MFS Utilities	01	2005	9.473	10.984	0
MFS Utilities	01	2004	7.351	9.473	0
MFS Utilities	01	2003	5.458	7.351	0
MFS Utilities	01	2002	7.251	5.458	0
MFS Utilities	01	2001	9.692	7.251	0
MFS Utilities	01	2000	10.000	9.692	0

MFS Utilities	02	2005	9.409	10.893	0
MFS Utilities	02	2004	7.313	9.409	0
MFS Utilities	02	2003	5.437	7.313	0
MFS Utilities	02	2002	7.235	5.437	0
MFS Utilities	02	2001	9.685	7.235	0
MFS Utilities	02	2000	10.000	9.685	0

MFS Utilities	03	2005	9.367	10.833	15,790
MFS Utilities	03	2004	7.287	9.367	11,412
MFS Utilities	03	2003	5.424	7.287	19,582
MFS Utilities	03	2002	7.224	5.424	19,525
MFS Utilities	03	2001	9.681	7.224	33,575
MFS Utilities	03	2000	10.000	9.681	17,805

MFS Utilities	04	2005	9.304	10.744	16,033
MFS Utilities	04	2004	7.249	9.304	17,286
MFS Utilities	04	2003	5.404	7.249	21,402
MFS Utilities	04	2002	7.208	5.404	24,367
MFS Utilities	04	2001	9.674	7.208	68,619
MFS Utilities	04	2000	10.000	9.674	19,589

MFS Utilities	05	2005	9.261	10.684	18,875
MFS Utilities	05	2004	7.223	9.261	19,133
MFS Utilities	05	2003	5.390	7.223	17,706
MFS Utilities	05	2002	7.197	5.390	17,221
MFS Utilities	05	2001	9.670	7.197	32,504
MFS Utilities	05	2000	10.000	9.670	6,770

MFS Utilities	06	2005	9.199	10.596	8,819
MFS Utilities	06	2004	7.185	9.199	7,495
MFS Utilities	06	2003	5.370	7.185	7,501
MFS Utilities	06	2002	7.181	5.370	15,428
MFS Utilities	06	2001	9.663	7.181	23,747
MFS Utilities	06	2000	10.000	9.663	3,284

MFS/Sun Life Capital Appreciation Series S Class	01	2005	9.007	8.960	0
MFS/Sun Life Capital Appreciation Series S Class	01	2004	8.225	9.007	0
MFS/Sun Life Capital Appreciation Series S Class	01	2003	6.483	8.225	0
MFS/Sun Life Capital Appreciation Series S Class	01	2002	9.725	6.483	0
MFS/Sun Life Capital Appreciation Series S Class	01	2001	10.000	9.725	0

MFS/Sun Life Capital Appreciation Series S Class	02	2005	8.961	8.901	0
MFS/Sun Life Capital Appreciation Series S Class	02	2004	8.196	8.961	0
MFS/Sun Life Capital Appreciation Series S Class	02	2003	6.470	8.196	0
MFS/Sun Life Capital Appreciation Series S Class	02	2002	9.720	6.470	0
MFS/Sun Life Capital Appreciation Series S Class	02	2001	10.000	9.720	0

MFS/Sun Life Capital Appreciation Series S Class	03	2005	8.931	8.862	1,010
MFS/Sun Life Capital Appreciation Series S Class	03	2004	8.177	8.931	2,030
MFS/Sun Life Capital Appreciation Series S Class	03	2003	6.461	8.177	6,626
MFS/Sun Life Capital Appreciation Series S Class	03	2002	9.716	6.461	1,525
MFS/Sun Life Capital Appreciation Series S Class	03	2001	10.000	9.716	5,885

MFS/Sun Life Capital Appreciation Series S Class	04	2005	8.886	8.804	1,576
MFS/Sun Life Capital Appreciation Series S Class	04	2004	8.147	8.886	1,477
MFS/Sun Life Capital Appreciation Series S Class	04	2003	6.448	8.147	1,335
MFS/Sun Life Capital Appreciation Series S Class	04	2002	9.711	6.448	232
MFS/Sun Life Capital Appreciation Series S Class	04	2001	10.000	9.711	0

MFS/Sun Life Capital Appreciation Series S Class	05	2005	8.855	8.765	2,420
MFS/Sun Life Capital Appreciation Series S Class	05	2004	8.128	8.855	2,348
MFS/Sun Life Capital Appreciation Series S Class	05	2003	6.439	8.128	2,231
MFS/Sun Life Capital Appreciation Series S Class	05	2002	9.708	6.439	2,233
MFS/Sun Life Capital Appreciation Series S Class	05	2001	10.000	9.708	932

MFS/Sun Life Capital Appreciation Series S Class	06	2005	8.810	8.707	0
MFS/Sun Life Capital Appreciation Series S Class	06	2004	8.099	8.810	0
MFS/Sun Life Capital Appreciation Series S Class	06	2003	6.426	8.099	0
MFS/Sun Life Capital Appreciation Series S Class	06	2002	9.703	6.426	0
MFS/Sun Life Capital Appreciation Series S Class	06	2001	10.000	9.703	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	9.127	9.826	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	8.174	9.127	0
MFS/Sun Life Emerging Growth Series S Class	01	2003	6.306	8.174	0
MFS/Sun Life Emerging Growth Series S Class	01	2002	9.717	6.306	0
MFS/Sun Life Emerging Growth Series S Class	01	2001	10.000	9.717	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	9.081	9.761	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	8.145	9.081	0
MFS/Sun Life Emerging Growth Series S Class	02	2003	6.293	8.145	0
MFS/Sun Life Emerging Growth Series S Class	02	2002	9.712	6.293	0
MFS/Sun Life Emerging Growth Series S Class	02	2001	10.000	9.712	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	9.050	9.718	1,372
MFS/Sun Life Emerging Growth Series S Class	03	2004	8.126	9.050	1,474
MFS/Sun Life Emerging Growth Series S Class	03	2003	6.284	8.126	1,377
MFS/Sun Life Emerging Growth Series S Class	03	2002	9.709	6.284	6,515
MFS/Sun Life Emerging Growth Series S Class	03	2001	10.000	9.709	8,923

MFS/Sun Life Emerging Growth Series S Class	04	2005	9.004	9.654	695
MFS/Sun Life Emerging Growth Series S Class	04	2004	8.097	9.004	4,575
MFS/Sun Life Emerging Growth Series S Class	04	2003	6.271	8.097	2,076
MFS/Sun Life Emerging Growth Series S Class	04	2002	9.704	6.271	2,080
MFS/Sun Life Emerging Growth Series S Class	04	2001	10.000	9.704	3,114

MFS/Sun Life Emerging Growth Series S Class	05	2005	8.974	9.611	950
MFS/Sun Life Emerging Growth Series S Class	05	2004	8.077	8.974	1,690
MFS/Sun Life Emerging Growth Series S Class	05	2003	6.263	8.077	3,990
MFS/Sun Life Emerging Growth Series S Class	05	2002	9.700	6.263	2,167
MFS/Sun Life Emerging Growth Series S Class	05	2001	10.000	9.700	2,169

MFS/Sun Life Emerging Growth Series S Class	06	2005	8.928	9.548	2,476
MFS/Sun Life Emerging Growth Series S Class	06	2004	8.049	8.928	2,479
MFS/Sun Life Emerging Growth Series S Class	06	2003	6.250	8.049	2,481
MFS/Sun Life Emerging Growth Series S Class	06	2002	9.695	6.250	2,485
MFS/Sun Life Emerging Growth Series S Class	06	2001	10.000	9.695	125

MFS/Sun Life Government Securities Series S Class	01	2005	11.296	11.390	0
MFS/Sun Life Government Securities Series S Class	01	2004	11.036	11.296	0
MFS/Sun Life Government Securities Series S Class	01	2003	10.959	11.036	0
MFS/Sun Life Government Securities Series S Class	01	2002	10.124	10.959	0
MFS/Sun Life Government Securities Series S Class	01	2001	10.000	10.124	0

MFS/Sun Life Government Securities Series S Class	02	2005	11.239	11.316	0
MFS/Sun Life Government Securities Series S Class	02	2004	10.997	11.239	0
MFS/Sun Life Government Securities Series S Class	02	2003	10.937	10.997	0
MFS/Sun Life Government Securities Series S Class	02	2002	10.118	10.937	0
MFS/Sun Life Government Securities Series S Class	02	2001	10.000	10.118	0

MFS/Sun Life Government Securities Series S Class	03	2005	11.201	11.266	47,148
MFS/Sun Life Government Securities Series S Class	03	2004	10.971	11.201	65,805
MFS/Sun Life Government Securities Series S Class	03	2003	10.922	10.971	148,287
MFS/Sun Life Government Securities Series S Class	03	2002	10.115	10.922	187,668
MFS/Sun Life Government Securities Series S Class	03	2001	10.000	10.115	23,000

MFS/Sun Life Government Securities Series S Class	04	2005	11.144	11.192	29,661
MFS/Sun Life Government Securities Series S Class	04	2004	10.931	11.144	22,315
MFS/Sun Life Government Securities Series S Class	04	2003	10.900	10.931	35,713
MFS/Sun Life Government Securities Series S Class	04	2002	10.110	10.900	81,523
MFS/Sun Life Government Securities Series S Class	04	2001	10.000	10.110	9,048

MFS/Sun Life Government Securities Series S Class	05	2005	11.106	11.142	16,379
MFS/Sun Life Government Securities Series S Class	05	2004	10.905	11.106	14,710
MFS/Sun Life Government Securities Series S Class	05	2003	10.885	10.905	116,133
MFS/Sun Life Government Securities Series S Class	05	2002	10.106	10.885	164,624
MFS/Sun Life Government Securities Series S Class	05	2001	10.000	10.106	125,529

MFS/Sun Life Government Securities Series S Class	06	2005	11.049	11.069	23,064
MFS/Sun Life Government Securities Series S Class	06	2004	10.866	11.049	32,241
MFS/Sun Life Government Securities Series S Class	06	2003	10.863	10.866	36,584
MFS/Sun Life Government Securities Series S Class	06	2002	10.101	10.863	67,620
MFS/Sun Life Government Securities Series S Class	06	2001	10.000	10.101	10,442

MFS/Sun Life High Yield Series S Class	01	2005	12.957	13.056	0
MFS/Sun Life High Yield Series S Class	01	2004	11.985	12.957	0
MFS/Sun Life High Yield Series S Class	01	2003	10.003	11.985	10,714
MFS/Sun Life High Yield Series S Class	01	2002	9.891	10.003	21,901
MFS/Sun Life High Yield Series S Class	01	2001	10.000	9.891	0

MFS/Sun Life High Yield Series S Class	02	2005	12.892	12.971	0
MFS/Sun Life High Yield Series S Class	02	2004	11.943	12.892	0
MFS/Sun Life High Yield Series S Class	02	2003	9.983	11.943	0
MFS/Sun Life High Yield Series S Class	02	2002	9.886	9.983	0
MFS/Sun Life High Yield Series S Class	02	2001	10.000	9.886	0

MFS/Sun Life High Yield Series S Class	03	2005	12.848	12.914	46,585
MFS/Sun Life High Yield Series S Class	03	2004	11.914	12.848	42,365
MFS/Sun Life High Yield Series S Class	03	2003	9.969	11.914	60,188
MFS/Sun Life High Yield Series S Class	03	2002	9.882	9.969	61,875
MFS/Sun Life High Yield Series S Class	03	2001	10.000	9.882	13,504

MFS/Sun Life High Yield Series S Class	04	2005	12.783	12.828	10,149
MFS/Sun Life High Yield Series S Class	04	2004	11.872	12.783	6,771
MFS/Sun Life High Yield Series S Class	04	2003	9.949	11.872	8,195
MFS/Sun Life High Yield Series S Class	04	2002	9.877	9.949	5,738
MFS/Sun Life High Yield Series S Class	04	2001	10.000	9.877	3,663

MFS/Sun Life High Yield Series S Class	05	2005	12.739	12.772	10,884
MFS/Sun Life High Yield Series S Class	05	2004	11.844	12.739	10,274
MFS/Sun Life High Yield Series S Class	05	2003	9.935	11.844	12,864
MFS/Sun Life High Yield Series S Class	05	2002	9.873	9.935	15,701
MFS/Sun Life High Yield Series S Class	05	2001	10.000	9.873	3,348

MFS/Sun Life High Yield Series S Class	06	2005	12.674	12.688	30,407
MFS/Sun Life High Yield Series S Class	06	2004	11.801	12.674	30,303
MFS/Sun Life High Yield Series S Class	06	2003	9.915	11.801	34,336
MFS/Sun Life High Yield Series S Class	06	2002	9.868	9.915	30,719
MFS/Sun Life High Yield Series S Class	06	2001	10.000	9.868	9,483

MFS/Sun Life Massachusetts Investors Growth Series	01	2005	5.982	6.172	0
MFS/Sun Life Massachusetts Investors Growth Series	01	2004	5.521	5.982	0
MFS/Sun Life Massachusetts Investors Growth Series	01	2003	4.526	5.521	0
MFS/Sun Life Massachusetts Investors Growth Series	01	2002	6.365	4.526	0
MFS/Sun Life Massachusetts Investors Growth Series	01	2001	8.574	6.365	0
MFS/Sun Life Massachusetts Investors Growth Series	01	2000	10.000	8.574	0

MFS/Sun Life Massachusetts Investors Growth Series	02	2005	5.941	6.121	0
MFS/Sun Life Massachusetts Investors Growth Series	02	2004	5.492	5.941	0
MFS/Sun Life Massachusetts Investors Growth Series	02	2003	4.510	5.492	0
MFS/Sun Life Massachusetts Investors Growth Series	02	2002	6.351	4.510	0
MFS/Sun Life Massachusetts Investors Growth Series	02	2001	8.568	6.351	0
MFS/Sun Life Massachusetts Investors Growth Series	02	2000	10.000	8.568	0

MFS/Sun Life Massachusetts Investors Growth Series	03	2005	5.914	6.087	22,574
MFS/Sun Life Massachusetts Investors Growth Series	03	2004	5.473	5.914	37,914
MFS/Sun Life Massachusetts Investors Growth Series	03	2003	4.498	5.473	54,334
MFS/Sun Life Massachusetts Investors Growth Series	03	2002	6.341	4.498	57,267
MFS/Sun Life Massachusetts Investors Growth Series	03	2001	8.564	6.341	85,239
MFS/Sun Life Massachusetts Investors Growth Series	03	2000	10.000	8.564	21,599

MFS/Sun Life Massachusetts Investors Growth Series	04	2005	5.874	6.036	19,182
MFS/Sun Life Massachusetts Investors Growth Series	04	2004	5.444	5.874	28,389
MFS/Sun Life Massachusetts Investors Growth Series	04	2003	4.481	5.444	36,646
MFS/Sun Life Massachusetts Investors Growth Series	04	2002	6.327	4.481	50,725
MFS/Sun Life Massachusetts Investors Growth Series	04	2001	8.558	6.327	60,475
MFS/Sun Life Massachusetts Investors Growth Series	04	2000	10.000	8.558	26,970

MFS/Sun Life Massachusetts Investors Growth Series	05	2005	5.848	6.003	35,319
MFS/Sun Life Massachusetts Investors Growth Series	05	2004	5.425	5.848	43,170
MFS/Sun Life Massachusetts Investors Growth Series	05	2003	4.470	5.425	55,635
MFS/Sun Life Massachusetts Investors Growth Series	05	2002	6.318	4.470	74,198
MFS/Sun Life Massachusetts Investors Growth Series	05	2001	8.554	6.318	87,458
MFS/Sun Life Massachusetts Investors Growth Series	05	2000	10.000	8.554	23,606

MFS/Sun Life Massachusetts Investors Growth Series	06	2005	5.808	5.953	7,229
MFS/Sun Life Massachusetts Investors Growth Series	06	2004	5.396	5.808	7,426
MFS/Sun Life Massachusetts Investors Growth Series	06	2003	4.454	5.396	8,415
MFS/Sun Life Massachusetts Investors Growth Series	06	2002	6.304	4.454	11,418
MFS/Sun Life Massachusetts Investors Growth Series	06	2001	8.548	6.304	12,145
MFS/Sun Life Massachusetts Investors Growth Series	06	2000	10.000	8.548	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	9.121	9.391	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	8.438	9.121	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	6.949	8.438	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	9.779	6.949	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2001	10.000	9.779	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	9.075	9.329	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	8.408	9.075	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	6.934	8.408	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	9.774	6.934	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2001	10.000	9.774	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	9.044	9.288	9,097
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	8.388	9.044	19,011
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	6.925	8.388	20,965
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	9.770	6.925	16,550
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2001	10.000	9.770	10,907

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	8.998	9.227	16,875
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	8.358	8.998	20,248
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	6.911	8.358	18,646
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	9.765	6.911	19,866
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2001	10.000	9.765	15,020

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	8.967	9.186	11,382
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	8.338	8.967	12,824
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2003	6.901	8.338	14,505
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2002	9.762	6.901	15,529
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2001	10.000	9.762	2,767

MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2005	8.922	9.126	23,412
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2004	8.308	8.922	23,778
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2003	6.887	8.308	27,723
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2002	9.757	6.887	30,029
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2001	10.000	9.757	9,793

MFS/Sun Life Massachusetts Investors Trust Series	01	2005	8.364	8.905	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2004	7.556	8.364	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2003	6.223	7.556	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2002	7.992	6.223	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2001	9.595	7.992	0
MFS/Sun Life Massachusetts Investors Trust Series	01	2000	10.000	9.595	0

MFS/Sun Life Massachusetts Investors Trust Series	02	2005	8.308	8.832	0
MFS/Sun Life Massachusetts Investors Trust Series	02	2004	7.517	8.308	0
MFS/Sun Life Massachusetts Investors Trust Series	02	2003	6.200	7.517	0
MFS/Sun Life Massachusetts Investors Trust Series	02	2002	7.974	6.200	0
MFS/Sun Life Massachusetts Investors Trust Series	02	2001	9.588	7.974	0
MFS/Sun Life Massachusetts Investors Trust Series	02	2000	10.000	9.588	0

MFS/Sun Life Massachusetts Investors Trust Series	03	2005	8.270	8.783	23,379
MFS/Sun Life Massachusetts Investors Trust Series	03	2004	7.490	8.270	37,334
MFS/Sun Life Massachusetts Investors Trust Series	03	2003	6.184	7.490	37,368
MFS/Sun Life Massachusetts Investors Trust Series	03	2002	7.962	6.184	41,912
MFS/Sun Life Massachusetts Investors Trust Series	03	2001	9.584	7.962	60,134
MFS/Sun Life Massachusetts Investors Trust Series	03	2000	10.000	9.584	15,447

MFS/Sun Life Massachusetts Investors Trust Series	04	2005	8.214	8.711	25,170
MFS/Sun Life Massachusetts Investors Trust Series	04	2004	7.451	8.214	32,700
MFS/Sun Life Massachusetts Investors Trust Series	04	2003	6.161	7.451	39,674
MFS/Sun Life Massachusetts Investors Trust Series	04	2002	7.945	6.161	60,899
MFS/Sun Life Massachusetts Investors Trust Series	04	2001	9.577	7.945	74,097
MFS/Sun Life Massachusetts Investors Trust Series	04	2000	10.000	9.577	7,517

MFS/Sun Life Massachusetts Investors Trust Series	05	2005	8.177	8.662	27,809
MFS/Sun Life Massachusetts Investors Trust Series	05	2004	7.425	8.177	29,162
MFS/Sun Life Massachusetts Investors Trust Series	05	2003	6.146	7.425	40,776
MFS/Sun Life Massachusetts Investors Trust Series	05	2002	7.933	6.146	38,370
MFS/Sun Life Massachusetts Investors Trust Series	05	2001	9.573	7.933	47,197
MFS/Sun Life Massachusetts Investors Trust Series	05	2000	10.000	9.573	1,955

MFS/Sun Life Massachusetts Investors Trust Series	06	2005	8.122	8.591	2,169
MFS/Sun Life Massachusetts Investors Trust Series	06	2004	7.386	8.122	2,694
MFS/Sun Life Massachusetts Investors Trust Series	06	2003	6.123	7.386	2,699
MFS/Sun Life Massachusetts Investors Trust Series	06	2002	7.915	6.123	2,741
MFS/Sun Life Massachusetts Investors Trust Series	06	2001	9.566	7.915	3,505
MFS/Sun Life Massachusetts Investors Trust Series	06	2000	10.000	9.566	1,307

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.050	10.672	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	9.099	10.050	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2003	7.517	9.099	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2002	9.674	7.517	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2001	10.000	9.674	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	9.999	10.601	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	9.066	9.999	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2003	7.502	9.066	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2002	9.669	7.502	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2001	10.000	9.669	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	9.965	10.555	23,053
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	9.045	9.965	24,461
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2003	7.491	9.045	27,215
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2002	9.666	7.491	27,864
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2001	10.000	9.666	22,336

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	9.914	10.485	14,880
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	9.013	9.914	17,737
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2003	7.476	9.013	16,766
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2002	9.661	7.476	17,974
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2001	10.000	9.661	11,335

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	9.881	10.439	5,870
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	8.991	9.881	10,572
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2003	7.466	8.991	12,416
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2002	9.657	7.466	13,372
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2001	10.000	9.657	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2005	9.830	10.370	2,585
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2004	8.959	9.830	2,850
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2003	7.451	8.959	2,841
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2002	9.652	7.451	6,574
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2001	10.000	9.652	4,443

MFS/Sun Life New Discovery Series S Class	01	2005	9.564	9.923	1,602
MFS/Sun Life New Discovery Series S Class	01	2004	9.025	9.564	1,543
MFS/Sun Life New Discovery Series S Class	01	2003	6.762	9.025	1,483
MFS/Sun Life New Discovery Series S Class	01	2002	10.312	6.762	1,656
MFS/Sun Life New Discovery Series S Class	01	2001	10.000	10.312	0

MFS/Sun Life New Discovery Series S Class	02	2005	9.516	9.858	0
MFS/Sun Life New Discovery Series S Class	02	2004	8.993	9.516	0
MFS/Sun Life New Discovery Series S Class	02	2003	6.748	8.993	0
MFS/Sun Life New Discovery Series S Class	02	2002	10.306	6.748	0
MFS/Sun Life New Discovery Series S Class	02	2001	10.000	10.306	0

MFS/Sun Life New Discovery Series S Class	03	2005	9.484	9.815	45,151
MFS/Sun Life New Discovery Series S Class	03	2004	8.971	9.484	62,446
MFS/Sun Life New Discovery Series S Class	03	2003	6.739	8.971	65,585
MFS/Sun Life New Discovery Series S Class	03	2002	10.303	6.739	44,997
MFS/Sun Life New Discovery Series S Class	03	2001	10.000	10.303	5,480

MFS/Sun Life New Discovery Series S Class	04	2005	9.435	9.750	36,083
MFS/Sun Life New Discovery Series S Class	04	2004	8.939	9.435	37,552
MFS/Sun Life New Discovery Series S Class	04	2003	6.725	8.939	41,555
MFS/Sun Life New Discovery Series S Class	04	2002	10.297	6.725	25,085
MFS/Sun Life New Discovery Series S Class	04	2001	10.000	10.297	3,219

MFS/Sun Life New Discovery Series S Class	05	2005	9.403	9.707	20,917
MFS/Sun Life New Discovery Series S Class	05	2004	8.918	9.403	25,358
MFS/Sun Life New Discovery Series S Class	05	2003	6.716	8.918	26,706
MFS/Sun Life New Discovery Series S Class	05	2002	10.294	6.716	21,237
MFS/Sun Life New Discovery Series S Class	05	2001	10.000	10.294	3,235

MFS/Sun Life New Discovery Series S Class	06	2005	9.355	9.643	60,989
MFS/Sun Life New Discovery Series S Class	06	2004	8.886	9.355	58,716
MFS/Sun Life New Discovery Series S Class	06	2003	6.702	8.886	54,260
MFS/Sun Life New Discovery Series S Class	06	2002	10.288	6.702	42,157
MFS/Sun Life New Discovery Series S Class	06	2001	10.000	10.288	2,613

MFS/Sun Life Series Trust New Discovery Series	01	2005	7.532	7.833	0
MFS/Sun Life Series Trust New Discovery Series	01	2004	7.089	7.532	0
MFS/Sun Life Series Trust New Discovery Series	01	2003	5.301	7.089	0
MFS/Sun Life Series Trust New Discovery Series	01	2002	8.059	5.301	0
MFS/Sun Life Series Trust New Discovery Series	01	2001	8.593	8.059	6,179
MFS/Sun Life Series Trust New Discovery Series	01	2000	10.000	8.593	0

MFS/Sun Life Series Trust New Discovery Series	02	2005	7.481	7.768	0
MFS/Sun Life Series Trust New Discovery Series	02	2004	7.052	7.481	0
MFS/Sun Life Series Trust New Discovery Series	02	2003	5.281	7.052	0
MFS/Sun Life Series Trust New Discovery Series	02	2002	8.041	5.281	0
MFS/Sun Life Series Trust New Discovery Series	02	2001	8.587	8.041	0
MFS/Sun Life Series Trust New Discovery Series	02	2000	10.000	8.587	0

MFS/Sun Life Series Trust New Discovery Series	03	2005	7.447	7.725	64,648
MFS/Sun Life Series Trust New Discovery Series	03	2004	7.027	7.447	87,304
MFS/Sun Life Series Trust New Discovery Series	03	2003	5.268	7.027	90,724
MFS/Sun Life Series Trust New Discovery Series	03	2002	8.029	5.268	93,458
MFS/Sun Life Series Trust New Discovery Series	03	2001	8.583	8.029	50,322
MFS/Sun Life Series Trust New Discovery Series	03	2000	10.000	8.583	17,598

MFS/Sun Life Series Trust New Discovery Series	04	2005	7.397	7.661	79,281
MFS/Sun Life Series Trust New Discovery Series	04	2004	6.990	7.397	99,845
MFS/Sun Life Series Trust New Discovery Series	04	2003	5.248	6.990	94,555
MFS/Sun Life Series Trust New Discovery Series	04	2002	8.011	5.248	96,377
MFS/Sun Life Series Trust New Discovery Series	04	2001	8.577	8.011	41,379
MFS/Sun Life Series Trust New Discovery Series	04	2000	10.000	8.577	21,078

MFS/Sun Life Series Trust New Discovery Series	05	2005	7.363	7.619	57,661
MFS/Sun Life Series Trust New Discovery Series	05	2004	6.966	7.363	67,971
MFS/Sun Life Series Trust New Discovery Series	05	2003	5.235	6.966	64,448
MFS/Sun Life Series Trust New Discovery Series	05	2002	8.000	5.235	59,442
MFS/Sun Life Series Trust New Discovery Series	05	2001	8.573	8.000	48,492
MFS/Sun Life Series Trust New Discovery Series	05	2000	10.000	8.573	16,271

MFS/Sun Life Series Trust New Discovery Series	06	2005	7.313	7.556	24,843
MFS/Sun Life Series Trust New Discovery Series	06	2004	6.929	7.313	31,277
MFS/Sun Life Series Trust New Discovery Series	06	2003	5.215	6.929	23,328
MFS/Sun Life Series Trust New Discovery Series	06	2002	7.982	5.215	19,981
MFS/Sun Life Series Trust New Discovery Series	06	2001	8.567	7.982	12,102
MFS/Sun Life Series Trust New Discovery Series	06	2000	10.000	8.567	312

MFS/Sun Life Series Trust Total Return Series	01	2005	13.198	13.441	0
MFS/Sun Life Series Trust Total Return Series	01	2004	11.978	13.198	0
MFS/Sun Life Series Trust Total Return Series	01	2003	10.343	11.978	0
MFS/Sun Life Series Trust Total Return Series	01	2002	11.098	10.343	0
MFS/Sun Life Series Trust Total Return Series	01	2001	11.170	11.098	0
MFS/Sun Life Series Trust Total Return Series	01	2000	10.000	11.170	0

MFS/Sun Life Series Trust Total Return Series	02	2005	13.109	13.330	0
MFS/Sun Life Series Trust Total Return Series	02	2004	11.915	13.109	0
MFS/Sun Life Series Trust Total Return Series	02	2003	10.305	11.915	0
MFS/Sun Life Series Trust Total Return Series	02	2002	11.073	10.305	0
MFS/Sun Life Series Trust Total Return Series	02	2001	11.163	11.073	0
MFS/Sun Life Series Trust Total Return Series	02	2000	10.000	11.163	0

MFS/Sun Life Series Trust Total Return Series	03	2005	13.049	13.256	21,095
MFS/Sun Life Series Trust Total Return Series	03	2004	11.873	13.049	27,417
MFS/Sun Life Series Trust Total Return Series	03	2003	10.279	11.873	29,136
MFS/Sun Life Series Trust Total Return Series	03	2002	11.057	10.279	32,352
MFS/Sun Life Series Trust Total Return Series	03	2001	11.158	11.057	46,689
MFS/Sun Life Series Trust Total Return Series	03	2000	10.000	11.158	3,383

MFS/Sun Life Series Trust Total Return Series	04	2005	12.961	13.147	28,908
MFS/Sun Life Series Trust Total Return Series	04	2004	11.811	12.961	29,782
MFS/Sun Life Series Trust Total Return Series	04	2003	10.241	11.811	31,322
MFS/Sun Life Series Trust Total Return Series	04	2002	11.032	10.241	36,722
MFS/Sun Life Series Trust Total Return Series	04	2001	11.150	11.032	36,822
MFS/Sun Life Series Trust Total Return Series	04	2000	10.000	11.150	5,632

MFS/Sun Life Series Trust Total Return Series	05	2005	12.903	13.074	25,926
MFS/Sun Life Series Trust Total Return Series	05	2004	11.770	12.903	35,435
MFS/Sun Life Series Trust Total Return Series	05	2003	10.215	11.770	43,181
MFS/Sun Life Series Trust Total Return Series	05	2002	11.016	10.215	41,104
MFS/Sun Life Series Trust Total Return Series	05	2001	11.145	11.016	53,754
MFS/Sun Life Series Trust Total Return Series	05	2000	10.000	11.145	3,645

MFS/Sun Life Series Trust Total Return Series	06	2005	12.815	12.966	9,434
MFS/Sun Life Series Trust Total Return Series	06	2004	11.708	12.815	12,581
MFS/Sun Life Series Trust Total Return Series	06	2003	10.177	11.708	33,907
MFS/Sun Life Series Trust Total Return Series	06	2002	10.992	10.177	22,015
MFS/Sun Life Series Trust Total Return Series	06	2001	11.137	10.992	35,109
MFS/Sun Life Series Trust Total Return Series	06	2000	10.000	11.137	0

MFS/Sun Life Total Return Series S Class	01	2005	11.770	11.962	0
MFS/Sun Life Total Return Series S Class	01	2004	10.714	11.770	0
MFS/Sun Life Total Return Series S Class	01	2003	9.277	10.714	0
MFS/Sun Life Total Return Series S Class	01	2002	9.971	9.277	0
MFS/Sun Life Total Return Series S Class	01	2001	10.000	9.971	0

MFS/Sun Life Total Return Series S Class	02	2005	11.710	11.884	0
MFS/Sun Life Total Return Series S Class	02	2004	10.675	11.710	0
MFS/Sun Life Total Return Series S Class	02	2003	9.258	10.675	0
MFS/Sun Life Total Return Series S Class	02	2002	9.966	9.258	0
MFS/Sun Life Total Return Series S Class	02	2001	10.000	9.966	0

MFS/Sun Life Total Return Series S Class	03	2005	11.671	11.831	122,399
MFS/Sun Life Total Return Series S Class	03	2004	10.650	11.671	153,471
MFS/Sun Life Total Return Series S Class	03	2003	9.245	10.650	166,972
MFS/Sun Life Total Return Series S Class	03	2002	9.963	9.245	176,717
MFS/Sun Life Total Return Series S Class	03	2001	10.000	9.963	32,892

MFS/Sun Life Total Return Series S Class	04	2005	11.611	11.753	72,827
MFS/Sun Life Total Return Series S Class	04	2004	10.612	11.611	88,027
MFS/Sun Life Total Return Series S Class	04	2003	9.226	10.612	81,465
MFS/Sun Life Total Return Series S Class	04	2002	9.957	9.226	88,115
MFS/Sun Life Total Return Series S Class	04	2001	10.000	9.957	20,710

MFS/Sun Life Total Return Series S Class	05	2005	11.572	11.702	28,407
MFS/Sun Life Total Return Series S Class	05	2004	10.587	11.572	34,063
MFS/Sun Life Total Return Series S Class	05	2003	9.214	10.587	48,958
MFS/Sun Life Total Return Series S Class	05	2002	9.954	9.214	43,837
MFS/Sun Life Total Return Series S Class	05	2001	10.000	9.954	8,577

MFS/Sun Life Total Return Series S Class	06	2005	11.513	11.624	34,953
MFS/Sun Life Total Return Series S Class	06	2004	10.549	11.513	36,762
MFS/Sun Life Total Return Series S Class	06	2003	9.195	10.549	45,394
MFS/Sun Life Total Return Series S Class	06	2002	9.949	9.195	57,008
MFS/Sun Life Total Return Series S Class	06	2001	10.000	9.949	47,839

MFS/Sun Life Utilities Series S Class	01	2005	11.574	13.383	0
MFS/Sun Life Utilities Series S Class	01	2004	9.006	11.574	0
MFS/Sun Life Utilities Series S Class	01	2003	6.698	9.006	0
MFS/Sun Life Utilities Series S Class	01	2002	8.933	6.698	0
MFS/Sun Life Utilities Series S Class	01	2001	10.000	8.933	0

MFS/Sun Life Utilities Series S Class	02	2005	11.516	13.295	0
MFS/Sun Life Utilities Series S Class	02	2004	8.974	11.516	0
MFS/Sun Life Utilities Series S Class	02	2003	6.684	8.974	0
MFS/Sun Life Utilities Series S Class	02	2002	8.928	6.684	0
MFS/Sun Life Utilities Series S Class	02	2001	10.000	8.928	0

MFS/Sun Life Utilities Series S Class	03	2005	11.476	13.237	13,796
MFS/Sun Life Utilities Series S Class	03	2004	8.953	11.476	13,261
MFS/Sun Life Utilities Series S Class	03	2003	6.675	8.953	16,082
MFS/Sun Life Utilities Series S Class	03	2002	8.925	6.675	18,476
MFS/Sun Life Utilities Series S Class	03	2001	10.000	8.925	11,344

MFS/Sun Life Utilities Series S Class	04	2005	11.418	13.150	2,743
MFS/Sun Life Utilities Series S Class	04	2004	8.921	11.418	1,464
MFS/Sun Life Utilities Series S Class	04	2003	6.661	8.921	1,241
MFS/Sun Life Utilities Series S Class	04	2002	8.920	6.661	305
MFS/Sun Life Utilities Series S Class	04	2001	10.000	8.920	542

MFS/Sun Life Utilities Series S Class	05	2005	11.379	13.092	880
MFS/Sun Life Utilities Series S Class	05	2004	8.900	11.379	840
MFS/Sun Life Utilities Series S Class	05	2003	6.652	8.900	915
MFS/Sun Life Utilities Series S Class	05	2002	8.917	6.652	1,138
MFS/Sun Life Utilities Series S Class	05	2001	10.000	8.917	0

MFS/Sun Life Utilities Series S Class	06	2005	11.321	13.005	9,449
MFS/Sun Life Utilities Series S Class	06	2004	8.868	11.321	8,232
MFS/Sun Life Utilities Series S Class	06	2003	6.638	8.868	9,456
MFS/Sun Life Utilities Series S Class	06	2002	8.913	6.638	10,996
MFS/Sun Life Utilities Series S Class	06	2001	10.000	8.913	1,652

PIMCO Emerging Markets Bond Portfolio	01	2005	16.788	18.385	0
PIMCO Emerging Markets Bond Portfolio	01	2004	15.147	16.788	0
PIMCO Emerging Markets Bond Portfolio	01	2003	11.636	15.147	0
PIMCO Emerging Markets Bond Portfolio	01	2002	10.000	11.636	0

PIMCO Emerging Markets Bond Portfolio	02	2005	16.731	18.294	0
PIMCO Emerging Markets Bond Portfolio	02	2004	15.119	16.731	0
PIMCO Emerging Markets Bond Portfolio	02	2003	11.632	15.119	0
PIMCO Emerging Markets Bond Portfolio	02	2002	10.000	11.632	0

PIMCO Emerging Markets Bond Portfolio	03	2005	16.692	18.234	45,226
PIMCO Emerging Markets Bond Portfolio	03	2004	15.100	16.692	45,383
PIMCO Emerging Markets Bond Portfolio	03	2003	11.629	15.100	44,722
PIMCO Emerging Markets Bond Portfolio	03	2002	10.000	11.629	64,740

PIMCO Emerging Markets Bond Portfolio	04	2005	16.635	18.144	44,201
PIMCO Emerging Markets Bond Portfolio	04	2004	15.071	16.635	42,678
PIMCO Emerging Markets Bond Portfolio	04	2003	11.624	15.071	42,770
PIMCO Emerging Markets Bond Portfolio	04	2002	10.000	11.624	39,146

PIMCO Emerging Markets Bond Portfolio	05	2005	16.597	18.084	26,670
PIMCO Emerging Markets Bond Portfolio	05	2004	15.052	16.597	22,659
PIMCO Emerging Markets Bond Portfolio	05	2003	11.621	15.052	22,603
PIMCO Emerging Markets Bond Portfolio	05	2002	10.000	11.621	24,847

PIMCO Emerging Markets Bond Portfolio	06	2005	16.540	17.995	35,549
PIMCO Emerging Markets Bond Portfolio	06	2004	15.023	16.540	36,069
PIMCO Emerging Markets Bond Portfolio	06	2003	11.617	15.023	29,505
PIMCO Emerging Markets Bond Portfolio	06	2002	10.000	11.617	24,911

PIMCO High Yield Portfolio	01	2005	14.265	14.683	0
PIMCO High Yield Portfolio	01	2004	13.172	14.265	0
PIMCO High Yield Portfolio	01	2003	10.841	13.172	0
PIMCO High Yield Portfolio	01	2002	10.000	10.841	0

PIMCO High Yield Portfolio	02	2005	14.216	14.611	0
PIMCO High Yield Portfolio	02	2004	13.147	14.216	0
PIMCO High Yield Portfolio	02	2003	10.837	13.147	0
PIMCO High Yield Portfolio	02	2002	10.000	10.837	0

PIMCO High Yield Portfolio	03	2005	14.184	14.563	69,753
PIMCO High Yield Portfolio	03	2004	13.130	14.184	78,475
PIMCO High Yield Portfolio	03	2003	10.834	13.130	90,115
PIMCO High Yield Portfolio	03	2002	10.000	10.834	63,998

PIMCO High Yield Portfolio	04	2005	14.135	14.491	76,850
PIMCO High Yield Portfolio	04	2004	13.105	14.135	74,974
PIMCO High Yield Portfolio	04	2003	10.830	13.105	67,455
PIMCO High Yield Portfolio	04	2002	10.000	10.830	44,071

PIMCO High Yield Portfolio	05	2005	14.103	14.443	49,762
PIMCO High Yield Portfolio	05	2004	13.088	14.103	41,036
PIMCO High Yield Portfolio	05	2003	10.827	13.088	36,441
PIMCO High Yield Portfolio	05	2002	10.000	10.827	26,697

PIMCO High Yield Portfolio	06	2005	14.054	14.372	55,085
PIMCO High Yield Portfolio	06	2004	13.063	14.054	52,263
PIMCO High Yield Portfolio	06	2003	10.823	13.063	41,553
PIMCO High Yield Portfolio	06	2002	10.000	10.823	24,619

PIMCO Real Return Portfolio	01	2005	11.688	11.796	0
PIMCO Real Return Portfolio	01	2004	10.856	11.688	0
PIMCO Real Return Portfolio	01	2003	10.089	10.856	0
PIMCO Real Return Portfolio	01	2002	10.000	10.089	0

PIMCO Real Return Portfolio	02	2005	11.648	11.738	0
PIMCO Real Return Portfolio	02	2004	10.835	11.648	0
PIMCO Real Return Portfolio	02	2003	10.085	10.835	0
PIMCO Real Return Portfolio	02	2002	10.000	10.085	0

PIMCO Real Return Portfolio	03	2005	11.621	11.700	70,908
PIMCO Real Return Portfolio	03	2004	10.822	11.621	65,153
PIMCO Real Return Portfolio	03	2003	10.083	10.822	26,094
PIMCO Real Return Portfolio	03	2002	10.000	10.083	6,862

PIMCO Real Return Portfolio	04	2005	11.582	11.642	19,300
PIMCO Real Return Portfolio	04	2004	10.801	11.582	22,952
PIMCO Real Return Portfolio	04	2003	10.079	10.801	5,926
PIMCO Real Return Portfolio	04	2002	10.000	10.079	2,495

PIMCO Real Return Portfolio	05	2005	11.555	11.603	46,389
PIMCO Real Return Portfolio	05	2004	10.787	11.555	42,761
PIMCO Real Return Portfolio	05	2003	10.076	10.787	23,028
PIMCO Real Return Portfolio	05	2002	10.000	10.076	8,332

PIMCO Real Return Portfolio	06	2005	11.515	11.546	1,998
PIMCO Real Return Portfolio	06	2004	10.767	11.515	2,015
PIMCO Real Return Portfolio	06	2003	10.072	10.767	0
PIMCO Real Return Portfolio	06	2002	10.000	10.072	0

PIMCO Total Return Portfolio	01	2005	11.005	11.146	0
PIMCO Total Return Portfolio	01	2004	10.614	11.005	0
PIMCO Total Return Portfolio	01	2003	10.222	10.614	9,491
PIMCO Total Return Portfolio	01	2002	10.000	10.222	0

PIMCO Total Return Portfolio	02	2005	10.968	11.091	0
PIMCO Total Return Portfolio	02	2004	10.594	10.968	0
PIMCO Total Return Portfolio	02	2003	10.218	10.594	0
PIMCO Total Return Portfolio	02	2002	10.000	10.218	0

PIMCO Total Return Portfolio	03	2005	10.943	11.055	140,948
PIMCO Total Return Portfolio	03	2004	10.581	10.943	150,420
PIMCO Total Return Portfolio	03	2003	10.216	10.581	134,913
PIMCO Total Return Portfolio	03	2002	10.000	10.216	120,624

PIMCO Total Return Portfolio	04	2005	10.905	11.000	89,158
PIMCO Total Return Portfolio	04	2004	10.561	10.905	86,749
PIMCO Total Return Portfolio	04	2003	10.212	10.561	74,146
PIMCO Total Return Portfolio	04	2002	10.000	10.212	53,247

PIMCO Total Return Portfolio	05	2005	10.880	10.964	59,830
PIMCO Total Return Portfolio	05	2004	10.547	10.880	62,946
PIMCO Total Return Portfolio	05	2003	10.209	10.547	59,533
PIMCO Total Return Portfolio	05	2002	10.000	10.209	38,464

PIMCO Total Return Portfolio	06	2005	10.843	10.909	85,650
PIMCO Total Return Portfolio	06	2004	10.527	10.843	89,181
PIMCO Total Return Portfolio	06	2003	10.205	10.527	72,302
PIMCO Total Return Portfolio	06	2002	10.000	10.205	31,705

Rydex VT Nova Fund	01	2005	8.195	8.422	0
Rydex VT Nova Fund	01	2004	7.233	8.195	0
Rydex VT Nova Fund	01	2003	5.257	7.233	0
Rydex VT Nova Fund	01	2002	8.274	5.257	0
Rydex VT Nova Fund	01	2001	10.000	8.274	0

Rydex VT Nova Fund	02	2005	8.150	8.363	0
Rydex VT Nova Fund	02	2004	7.204	8.150	0
Rydex VT Nova Fund	02	2003	5.244	7.204	0
Rydex VT Nova Fund	02	2002	8.266	5.244	0
Rydex VT Nova Fund	02	2001	10.000	8.266	0

Rydex VT Nova Fund	03	2005	8.119	8.323	0
Rydex VT Nova Fund	03	2004	7.184	8.119	3,229
Rydex VT Nova Fund	03	2003	5.235	7.184	3,229
Rydex VT Nova Fund	03	2002	8.260	5.235	0
Rydex VT Nova Fund	03	2001	10.000	8.260	0

Rydex VT Nova Fund	04	2005	8.074	8.264	1,969
Rydex VT Nova Fund	04	2004	7.155	8.074	4,086
Rydex VT Nova Fund	04	2003	5.221	7.155	3,861
Rydex VT Nova Fund	04	2002	8.252	5.221	3,920
Rydex VT Nova Fund	04	2001	10.000	8.252	2,502

Rydex VT Nova Fund	05	2005	8.044	8.225	0
Rydex VT Nova Fund	05	2004	7.136	8.044	0
Rydex VT Nova Fund	05	2003	5.212	7.136	0
Rydex VT Nova Fund	05	2002	8.246	5.212	0
Rydex VT Nova Fund	05	2001	10.000	8.246	3,387

Rydex VT Nova Fund	06	2005	7.999	8.167	3,356
Rydex VT Nova Fund	06	2004	7.107	7.999	3,356
Rydex VT Nova Fund	06	2003	5.199	7.107	3,356
Rydex VT Nova Fund	06	2002	8.238	5.199	0
Rydex VT Nova Fund	06	2001	10.000	8.238	0

Rydex VT OTC Fund	01	2005	7.467	7.463	0
Rydex VT OTC Fund	01	2004	6.908	7.467	0
Rydex VT OTC Fund	01	2003	4.806	6.908	0
Rydex VT OTC Fund	01	2002	7.951	4.806	0
Rydex VT OTC Fund	01	2001	10.000	7.951	0

Rydex VT OTC Fund	02	2005	7.425	7.411	0
Rydex VT OTC Fund	02	2004	6.880	7.425	0
Rydex VT OTC Fund	02	2003	4.794	6.880	0
Rydex VT OTC Fund	02	2002	7.943	4.794	0
Rydex VT OTC Fund	02	2001	10.000	7.943	0

Rydex VT OTC Fund	03	2005	7.398	7.375	0
Rydex VT OTC Fund	03	2004	6.862	7.398	3,396
Rydex VT OTC Fund	03	2003	4.786	6.862	3,396
Rydex VT OTC Fund	03	2002	7.937	4.786	1,199
Rydex VT OTC Fund	03	2001	10.000	7.937	1,867

Rydex VT OTC Fund	04	2005	7.356	7.323	2,762
Rydex VT OTC Fund	04	2004	6.834	7.356	3,570
Rydex VT OTC Fund	04	2003	4.773	6.834	5,593
Rydex VT OTC Fund	04	2002	7.929	4.773	1,134
Rydex VT OTC Fund	04	2001	10.000	7.929	0

Rydex VT OTC Fund	05	2005	7.329	7.289	0
Rydex VT OTC Fund	05	2004	6.815	7.329	0
Rydex VT OTC Fund	05	2003	4.765	6.815	1,939
Rydex VT OTC Fund	05	2002	7.924	4.765	0
Rydex VT OTC Fund	05	2001	10.000	7.924	12,512

Rydex VT OTC Fund	06	2005	7.288	7.237	721
Rydex VT OTC Fund	06	2004	6.788	7.288	1,443
Rydex VT OTC Fund	06	2003	4.753	6.788	3,703
Rydex VT OTC Fund	06	2002	7.916	4.753	756
Rydex VT OTC Fund	06	2001	10.000	7.916	190

Sun Cap Value Small Cap Portfolio	01	2005	16.787	17.314	7,130
Sun Cap Value Small Cap Portfolio	01	2004	14.340	16.787	6,625
Sun Cap Value Small Cap Portfolio	01	2003	10.244	14.340	1,914
Sun Cap Value Small Cap Portfolio	01	2002	13.055	10.244	2,194
Sun Cap Value Small Cap Portfolio	01	2001	12.126	13.055	0
Sun Cap Value Small Cap Portfolio	01	2000	10.000	12.126	0

Sun Cap Value Small Cap Portfolio	02	2005	16.674	17.171	0
Sun Cap Value Small Cap Portfolio	02	2004	14.265	16.674	0
Sun Cap Value Small Cap Portfolio	02	2003	10.205	14.265	0
Sun Cap Value Small Cap Portfolio	02	2002	13.026	10.205	0
Sun Cap Value Small Cap Portfolio	02	2001	12.118	13.026	0
Sun Cap Value Small Cap Portfolio	02	2000	10.000	12.118	0

Sun Cap Value Small Cap Portfolio	03	2005	16.599	17.076	61,391
Sun Cap Value Small Cap Portfolio	03	2004	14.215	16.599	64,348
Sun Cap Value Small Cap Portfolio	03	2003	10.180	14.215	70,347
Sun Cap Value Small Cap Portfolio	03	2002	13.007	10.180	90,231
Sun Cap Value Small Cap Portfolio	03	2001	12.112	13.007	32,884
Sun Cap Value Small Cap Portfolio	03	2000	10.000	12.112	3,866

Sun Cap Value Small Cap Portfolio	04	2005	16.487	16.935	72,702
Sun Cap Value Small Cap Portfolio	04	2004	14.141	16.487	78,729
Sun Cap Value Small Cap Portfolio	04	2003	10.142	14.141	75,599
Sun Cap Value Small Cap Portfolio	04	2002	12.978	10.142	67,473
Sun Cap Value Small Cap Portfolio	04	2001	12.104	12.978	35,891
Sun Cap Value Small Cap Portfolio	04	2000	10.000	12.104	4,740

Sun Cap Value Small Cap Portfolio	05	2005	16.412	16.841	44,798
Sun Cap Value Small Cap Portfolio	05	2004	14.091	16.412	44,133
Sun Cap Value Small Cap Portfolio	05	2003	10.117	14.091	43,680
Sun Cap Value Small Cap Portfolio	05	2002	12.959	10.117	46,290
Sun Cap Value Small Cap Portfolio	05	2001	12.098	12.959	23,112
Sun Cap Value Small Cap Portfolio	05	2000	10.000	12.098	3,067

Sun Cap Value Small Cap Portfolio	06	2005	16.301	16.702	58,042
Sun Cap Value Small Cap Portfolio	06	2004	14.017	16.301	55,917
Sun Cap Value Small Cap Portfolio	06	2003	10.079	14.017	52,295
Sun Cap Value Small Cap Portfolio	06	2002	12.930	10.079	50,380
Sun Cap Value Small Cap Portfolio	06	2001	12.090	12.930	22,072
Sun Cap Value Small Cap Portfolio	06	2000	10.000	12.090	0

Sun Capital All Cap Fund	01	2005	13.487	13.237	0
Sun Capital All Cap Fund	01	2004	11.333	13.487	0
Sun Capital All Cap Fund	01	2003	7.499	11.333	0
Sun Capital All Cap Fund	01	2002	10.000	7.499	0

Sun Capital All Cap Fund	02	2005	13.432	13.163	0
Sun Capital All Cap Fund	02	2004	11.304	13.432	0
Sun Capital All Cap Fund	02	2003	7.491	11.304	0
Sun Capital All Cap Fund	02	2002	10.000	7.491	0

Sun Capital All Cap Fund	03	2005	13.395	13.114	1,286
Sun Capital All Cap Fund	03	2004	11.285	13.395	0
Sun Capital All Cap Fund	03	2003	7.486	11.285	0
Sun Capital All Cap Fund	03	2002	10.000	7.486	0

Sun Capital All Cap Fund	04	2005	13.341	13.041	806
Sun Capital All Cap Fund	04	2004	11.257	13.341	1,798
Sun Capital All Cap Fund	04	2003	7.478	11.257	0
Sun Capital All Cap Fund	04	2002	10.000	7.478	0

Sun Capital All Cap Fund	05	2005	13.305	12.992	1,334
Sun Capital All Cap Fund	05	2004	11.238	13.305	1,398
Sun Capital All Cap Fund	05	2003	7.473	11.238	0
Sun Capital All Cap Fund	05	2002	10.000	7.473	0

Sun Capital All Cap Fund	06	2005	13.251	12.920	0
Sun Capital All Cap Fund	06	2004	11.209	13.251	0
Sun Capital All Cap Fund	06	2003	7.466	11.209	1,636
Sun Capital All Cap Fund	06	2002	10.000	7.466	0

Sun Capital Blue Chip Mid	01	2005	11.916	13.736	16,020
Sun Capital Blue Chip Mid	01	2004	10.379	11.916	16,679
Sun Capital Blue Chip Mid	01	2003	7.715	10.379	8,787
Sun Capital Blue Chip Mid	01	2002	9.172	7.715	19,600
Sun Capital Blue Chip Mid	01	2001	9.592	9.172	0
Sun Capital Blue Chip Mid	01	2000	10.000	9.592	0

Sun Capital Blue Chip Mid	02	2005	11.835	13.622	0
Sun Capital Blue Chip Mid	02	2004	10.325	11.835	0
Sun Capital Blue Chip Mid	02	2003	7.686	10.325	0
Sun Capital Blue Chip Mid	02	2002	9.151	7.686	0
Sun Capital Blue Chip Mid	02	2001	9.585	9.151	0
Sun Capital Blue Chip Mid	02	2000	10.000	9.585	0

Sun Capital Blue Chip Mid	03	2005	11.782	13.547	90,184
Sun Capital Blue Chip Mid	03	2004	10.289	11.782	101,694
Sun Capital Blue Chip Mid	03	2003	7.667	10.289	103,620
Sun Capital Blue Chip Mid	03	2002	9.138	7.667	128,366
Sun Capital Blue Chip Mid	03	2001	9.581	9.138	116,418
Sun Capital Blue Chip Mid	03	2000	10.000	9.581	22,357

Sun Capital Blue Chip Mid	04	2005	11.702	13.435	87,777
Sun Capital Blue Chip Mid	04	2004	10.235	11.702	109,189
Sun Capital Blue Chip Mid	04	2003	7.638	10.235	111,285
Sun Capital Blue Chip Mid	04	2002	9.117	7.638	104,858
Sun Capital Blue Chip Mid	04	2001	9.574	9.117	120,165
Sun Capital Blue Chip Mid	04	2000	10.000	9.574	40,675

Sun Capital Blue Chip Mid	05	2005	11.649	13.361	74,038
Sun Capital Blue Chip Mid	05	2004	10.199	11.649	89,542
Sun Capital Blue Chip Mid	05	2003	7.619	10.199	89,497
Sun Capital Blue Chip Mid	05	2002	9.104	7.619	81,161
Sun Capital Blue Chip Mid	05	2001	9.570	9.104	68,862
Sun Capital Blue Chip Mid	05	2000	10.000	9.570	24,375

Sun Capital Blue Chip Mid	06	2005	11.570	13.250	40,221
Sun Capital Blue Chip Mid	06	2004	10.145	11.570	38,836
Sun Capital Blue Chip Mid	06	2003	7.591	10.145	37,062
Sun Capital Blue Chip Mid	06	2002	9.084	7.591	46,034
Sun Capital Blue Chip Mid	06	2001	9.563	9.084	33,449
Sun Capital Blue Chip Mid	06	2000	10.000	9.563	765

Sun Capital Davis Venture Value Fund	01	2005	10.283	11.154	45,092
Sun Capital Davis Venture Value Fund	01	2004	9.251	10.283	44,496
Sun Capital Davis Venture Value Fund	01	2003	7.171	9.251	49,769
Sun Capital Davis Venture Value Fund	01	2002	8.663	7.171	45,603
Sun Capital Davis Venture Value Fund	01	2001	9.804	8.663	0
Sun Capital Davis Venture Value Fund	01	2000	10.000	9.804	0

Sun Capital Davis Venture Value Fund	02	2005	10.213	11.062	0
Sun Capital Davis Venture Value Fund	02	2004	9.202	10.213	0
Sun Capital Davis Venture Value Fund	02	2003	7.144	9.202	0
Sun Capital Davis Venture Value Fund	02	2002	8.644	7.144	0
Sun Capital Davis Venture Value Fund	02	2001	9.798	8.644	0
Sun Capital Davis Venture Value Fund	02	2000	10.000	9.798	0

Sun Capital Davis Venture Value Fund	03	2005	10.167	11.001	62,961
Sun Capital Davis Venture Value Fund	03	2004	9.170	10.167	78,863
Sun Capital Davis Venture Value Fund	03	2003	7.126	9.170	73,697
Sun Capital Davis Venture Value Fund	03	2002	8.631	7.126	85,400
Sun Capital Davis Venture Value Fund	03	2001	9.793	8.631	105,248
Sun Capital Davis Venture Value Fund	03	2000	10.000	9.793	33,676

Sun Capital Davis Venture Value Fund	04	2005	10.099	10.910	132,185
Sun Capital Davis Venture Value Fund	04	2004	9.122	10.099	138,982
Sun Capital Davis Venture Value Fund	04	2003	7.100	9.122	122,215
Sun Capital Davis Venture Value Fund	04	2002	8.612	7.100	123,929
Sun Capital Davis Venture Value Fund	04	2001	9.787	8.612	88,360
Sun Capital Davis Venture Value Fund	04	2000	10.000	9.787	39,604

Sun Capital Davis Venture Value Fund	05	2005	10.053	10.849	80,535
Sun Capital Davis Venture Value Fund	05	2004	9.090	10.053	110,283
Sun Capital Davis Venture Value Fund	05	2003	7.082	9.090	101,432
Sun Capital Davis Venture Value Fund	05	2002	8.599	7.082	101,607
Sun Capital Davis Venture Value Fund	05	2001	9.782	8.599	113,694
Sun Capital Davis Venture Value Fund	05	2000	10.000	9.782	23,923

Sun Capital Davis Venture Value Fund	06	2005	9.985	10.759	30,668
Sun Capital Davis Venture Value Fund	06	2004	9.042	9.985	25,773
Sun Capital Davis Venture Value Fund	06	2003	7.056	9.042	30,579
Sun Capital Davis Venture Value Fund	06	2002	8.580	7.056	48,973
Sun Capital Davis Venture Value Fund	06	2001	9.775	8.580	34,041
Sun Capital Davis Venture Value Fund	06	2000	10.000	9.775	0

Sun Capital Investment Grade Bond Fund	01	2005	13.292	13.398	0
Sun Capital Investment Grade Bond Fund	01	2004	12.636	13.292	0
Sun Capital Investment Grade Bond Fund	01	2003	11.658	12.636	0
Sun Capital Investment Grade Bond Fund	01	2002	11.211	11.658	0
Sun Capital Investment Grade Bond Fund	01	2001	10.576	11.211	10,010
Sun Capital Investment Grade Bond Fund	01	2000	10.000	10.576	0

Sun Capital Investment Grade Bond Fund	02	2005	13.203	13.287	0
Sun Capital Investment Grade Bond Fund	02	2004	12.570	13.203	0
Sun Capital Investment Grade Bond Fund	02	2003	11.614	12.570	0
Sun Capital Investment Grade Bond Fund	02	2002	11.186	11.614	0
Sun Capital Investment Grade Bond Fund	02	2001	10.569	11.186	0
Sun Capital Investment Grade Bond Fund	02	2000	10.000	10.569	0

Sun Capital Investment Grade Bond Fund	03	2005	13.143	13.214	96,071
Sun Capital Investment Grade Bond Fund	03	2004	12.526	13.143	97,259
Sun Capital Investment Grade Bond Fund	03	2003	11.585	12.526	126,405
Sun Capital Investment Grade Bond Fund	03	2002	11.169	11.585	145,416
Sun Capital Investment Grade Bond Fund	03	2001	10.564	11.169	143,772
Sun Capital Investment Grade Bond Fund	03	2000	10.000	10.564	21,076

Sun Capital Investment Grade Bond Fund	04	2005	13.054	13.105	80,502
Sun Capital Investment Grade Bond Fund	04	2004	12.460	13.054	83,109
Sun Capital Investment Grade Bond Fund	04	2003	11.542	12.460	108,605
Sun Capital Investment Grade Bond Fund	04	2002	11.145	11.542	129,919
Sun Capital Investment Grade Bond Fund	04	2001	10.557	11.145	103,825
Sun Capital Investment Grade Bond Fund	04	2000	10.000	10.557	21,444

Sun Capital Investment Grade Bond Fund	05	2005	12.995	13.032	39,192
Sun Capital Investment Grade Bond Fund	05	2004	12.416	12.995	56,824
Sun Capital Investment Grade Bond Fund	05	2003	11.514	12.416	55,820
Sun Capital Investment Grade Bond Fund	05	2002	11.128	11.514	90,312
Sun Capital Investment Grade Bond Fund	05	2001	10.552	11.128	123,731
Sun Capital Investment Grade Bond Fund	05	2000	10.000	10.552	18,283

Sun Capital Investment Grade Bond Fund	06	2005	12.907	12.924	46,083
Sun Capital Investment Grade Bond Fund	06	2004	12.351	12.907	48,542
Sun Capital Investment Grade Bond Fund	06	2003	11.470	12.351	57,595
Sun Capital Investment Grade Bond Fund	06	2002	11.103	11.470	68,437
Sun Capital Investment Grade Bond Fund	06	2001	10.545	11.103	51,212
Sun Capital Investment Grade Bond Fund	06	2000	10.000	10.545	0

Sun Capital Money Market Fund	01	2005	10.357	10.520	715
Sun Capital Money Market Fund	01	2004	10.401	10.357	346
Sun Capital Money Market Fund	01	2003	10.465	10.401	0
Sun Capital Money Market Fund	01	2002	10.469	10.465	14,737
Sun Capital Money Market Fund	01	2001	10.224	10.469	0
Sun Capital Money Market Fund	01	2000	10.000	10.224	0

Sun Capital Money Market Fund	02	2005	10.287	10.434	0
Sun Capital Money Market Fund	02	2004	10.347	10.287	0
Sun Capital Money Market Fund	02	2003	10.426	10.347	0
Sun Capital Money Market Fund	02	2002	10.445	10.426	0
Sun Capital Money Market Fund	02	2001	10.217	10.445	0
Sun Capital Money Market Fund	02	2000	10.000	10.217	0

Sun Capital Money Market Fund	03	2005	10.241	10.376	326,012
Sun Capital Money Market Fund	03	2004	10.310	10.241	140,166
Sun Capital Money Market Fund	03	2003	10.400	10.310	204,904
Sun Capital Money Market Fund	03	2002	10.430	10.400	606,811
Sun Capital Money Market Fund	03	2001	10.212	10.430	232,559
Sun Capital Money Market Fund	03	2000	10.000	10.212	15,253

Sun Capital Money Market Fund	04	2005	10.171	10.290	99,582
Sun Capital Money Market Fund	04	2004	10.256	10.171	84,842
Sun Capital Money Market Fund	04	2003	10.361	10.256	82,723
Sun Capital Money Market Fund	04	2002	10.407	10.361	108,915
Sun Capital Money Market Fund	04	2001	10.205	10.407	126,486
Sun Capital Money Market Fund	04	2000	10.000	10.205	3,343

Sun Capital Money Market Fund	05	2005	10.125	10.233	62,752
Sun Capital Money Market Fund	05	2004	10.220	10.125	92,554
Sun Capital Money Market Fund	05	2003	10.335	10.220	75,484
Sun Capital Money Market Fund	05	2002	10.392	10.335	169,390
Sun Capital Money Market Fund	05	2001	10.201	10.392	73,000
Sun Capital Money Market Fund	05	2000	10.000	10.201	16,375

Sun Capital Money Market Fund	06	2005	10.057	10.149	101,486
Sun Capital Money Market Fund	06	2004	10.167	10.057	72,355
Sun Capital Money Market Fund	06	2003	10.296	10.167	56,483
Sun Capital Money Market Fund	06	2002	10.368	10.296	95,436
Sun Capital Money Market Fund	06	2001	10.194	10.368	31,416
Sun Capital Money Market Fund	06	2000	10.000	10.194	32,607

Sun Capital Real Estate Fund	01	2005	21.762	23.593	7,131
Sun Capital Real Estate Fund	01	2004	16.514	21.762	6,966
Sun Capital Real Estate Fund	01	2003	12.288	16.514	7,842
Sun Capital Real Estate Fund	01	2002	11.942	12.288	10,911
Sun Capital Real Estate Fund	01	2001	10.734	11.942	0
Sun Capital Real Estate Fund	01	2000	10.000	10.734	0

Sun Capital Real Estate Fund	02	2005	21.615	23.398	0
Sun Capital Real Estate Fund	02	2004	16.427	21.615	0
Sun Capital Real Estate Fund	02	2003	12.243	16.427	0
Sun Capital Real Estate Fund	02	2002	11.916	12.243	0
Sun Capital Real Estate Fund	02	2001	10.726	11.916	0
Sun Capital Real Estate Fund	02	2000	10.000	10.726	0

Sun Capital Real Estate Fund	03	2005	21.518	23.269	43,945
Sun Capital Real Estate Fund	03	2004	16.370	21.518	46,903
Sun Capital Real Estate Fund	03	2003	12.212	16.370	55,169
Sun Capital Real Estate Fund	03	2002	11.898	12.212	59,999
Sun Capital Real Estate Fund	03	2001	10.721	11.898	30,738
Sun Capital Real Estate Fund	03	2000	10.000	10.721	8,477

Sun Capital Real Estate Fund	04	2005	21.372	23.077	38,495
Sun Capital Real Estate Fund	04	2004	16.284	21.372	51,471
Sun Capital Real Estate Fund	04	2003	12.167	16.284	72,944
Sun Capital Real Estate Fund	04	2002	11.872	12.167	64,026
Sun Capital Real Estate Fund	04	2001	10.714	11.872	30,122
Sun Capital Real Estate Fund	04	2000	10.000	10.714	9,628

Sun Capital Real Estate Fund	05	2005	21.276	22.949	24,900
Sun Capital Real Estate Fund	05	2004	16.227	21.276	30,591
Sun Capital Real Estate Fund	05	2003	12.136	16.227	32,595
Sun Capital Real Estate Fund	05	2002	11.854	12.136	32,919
Sun Capital Real Estate Fund	05	2001	10.709	11.854	17,128
Sun Capital Real Estate Fund	05	2000	10.000	10.709	8,288

Sun Capital Real Estate Fund	06	2005	21.132	22.759	36,062
Sun Capital Real Estate Fund	06	2004	16.142	21.132	39,188
Sun Capital Real Estate Fund	06	2003	12.091	16.142	39,359
Sun Capital Real Estate Fund	06	2002	11.828	12.091	31,655
Sun Capital Real Estate Fund	06	2001	10.702	11.828	12,582
Sun Capital Real Estate Fund	06	2000	10.000	10.702	0

Templeton Foreign Securities Fund Class 2	01	2005	16.016	17.442	0
Templeton Foreign Securities Fund Class 2	01	2004	13.670	16.016	0
Templeton Foreign Securities Fund Class 2	01	2003	10.459	13.670	0
Templeton Foreign Securities Fund Class 2	01	2002	10.000	10.459	0

Templeton Foreign Securities Fund Class 2	02	2005	15.961	17.356	0
Templeton Foreign Securities Fund Class 2	02	2004	13.644	15.961	0
Templeton Foreign Securities Fund Class 2	02	2003	10.455	13.644	0
Templeton Foreign Securities Fund Class 2	02	2002	10.000	10.455	0

Templeton Foreign Securities Fund Class 2	03	2005	15.925	17.299	1,525
Templeton Foreign Securities Fund Class 2	03	2004	13.627	15.925	4,335
Templeton Foreign Securities Fund Class 2	03	2003	10.453	13.627	4,545
Templeton Foreign Securities Fund Class 2	03	2002	10.000	10.453	0

Templeton Foreign Securities Fund Class 2	04	2005	15.870	17.214	7,957
Templeton Foreign Securities Fund Class 2	04	2004	13.601	15.870	6,629
Templeton Foreign Securities Fund Class 2	04	2003	10.449	13.601	4,223
Templeton Foreign Securities Fund Class 2	04	2002	10.000	10.449	0

Templeton Foreign Securities Fund Class 2	05	2005	15.834	17.157	1,025
Templeton Foreign Securities Fund Class 2	05	2004	13.583	15.834	1,370
Templeton Foreign Securities Fund Class 2	05	2003	10.446	13.583	1,097
Templeton Foreign Securities Fund Class 2	05	2002	10.000	10.446	0

Templeton Foreign Securities Fund Class 2	06	2005	15.780	17.072	831
Templeton Foreign Securities Fund Class 2	06	2004	13.558	15.780	618
Templeton Foreign Securities Fund Class 2	06	2003	10.442	13.558	859
Templeton Foreign Securities Fund Class 2	06	2002	10.000	10.442	0

Templeton Growth Securities Fund Class 2	01	2005	15.878	17.087	0
Templeton Growth Securities Fund Class 2	01	2004	13.845	15.878	0
Templeton Growth Securities Fund Class 2	01	2003	10.599	13.845	0
Templeton Growth Securities Fund Class 2	01	2002	10.000	10.599	0

Templeton Growth Securities Fund Class 2	02	2005	15.824	17.003	0
Templeton Growth Securities Fund Class 2	02	2004	13.818	15.824	0
Templeton Growth Securities Fund Class 2	02	2003	10.595	13.818	0
Templeton Growth Securities Fund Class 2	02	2002	10.000	10.595	0

Templeton Growth Securities Fund Class 2	03	2005	15.788	16.947	1,287
Templeton Growth Securities Fund Class 2	03	2004	13.801	15.788	1,087
Templeton Growth Securities Fund Class 2	03	2003	10.593	13.801	497
Templeton Growth Securities Fund Class 2	03	2002	10.000	10.593	47

Templeton Growth Securities Fund Class 2	04	2005	15.734	16.864	960
Templeton Growth Securities Fund Class 2	04	2004	13.775	15.734	815
Templeton Growth Securities Fund Class 2	04	2003	10.589	13.775	817
Templeton Growth Securities Fund Class 2	04	2002	10.000	10.589	0

Templeton Growth Securities Fund Class 2	05	2005	15.698	16.808	3,811
Templeton Growth Securities Fund Class 2	05	2004	13.757	15.698	3,813
Templeton Growth Securities Fund Class 2	05	2003	10.586	13.757	0
Templeton Growth Securities Fund Class 2	05	2002	10.000	10.586	0

Templeton Growth Securities Fund Class 2	06	2005	15.644	16.725	0
Templeton Growth Securities Fund Class 2	06	2004	13.731	15.644	0
Templeton Growth Securities Fund Class 2	06	2003	10.582	13.731	0
Templeton Growth Securities Fund Class 2	06	2002	10.000	10.582	0

                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                    P.O. Box 9133

                    Wellesley Hills, Massachusetts 02481

                    TELEPHONE:

                    Toll Free (800) 752 7215

                    GENERAL DISTRIBUTOR

                    Clarendon Insurance Agency, Inc.

                    One Sun Life Executive Park

                    Wellesley Hills, Massachusetts 02481